UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 31, 2009

MESA ENERGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-149338	98-0506246
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

5220 Spring Valley Road
Suite 525
Dallas, TX  75254
(Address of principal executive offices, including zip code)

(972) 490-9595
(Registrant’s telephone number, including area code)

Copy to:

Adam S. Gottbetter, Esq.
Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY  10022
Phone:  (212) 400-6900
Facsimile:  (212) 400-6901

4321 7th Avenue
Los Angeles, CA  90008
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Forward-Looking Statements		3
Explanatory Note		4
Item 1.01	Entry into a Material Definitive Agreement	5
Item 2.01	Completion of Acquisition or Disposition of Assets	5
	The Merger and Related Transactions	5
	Description of Business	8
	Description of Properties	27
	Risk Factors	28
	Management’s Discussion and Analysis of Financial Condition and Plan of Operations	41
	Directors, Executive officers, Promoters and Control Persons	49
	Executive Compensation	52
	Summary Compensation Table	52
	Certain Relationships and Related Transactions	53
	Market Price of and Dividends on Common Equity and Related Stockholder Matters	54
	Dividend Policy	55
	Description of Securities	56
	Legal Proceedings	60
	Indemnification of Directors and Officers	60
Item 4.01	Changes in Registrant’s Certifying Accountant.	62
Item 5.01	Changes in Control of Registrant.	63
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.	63
Item 9.01	Financial Statements and Exhibits.	63
Signatures
Exhibits

FORWARD-LOOKING STATEMENTS

This Current Report contains forward-looking statements, including, without limitation, in the sections captioned “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Plan of Operations,” and elsewhere. Any and all statements contained in this Report that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this Report may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to exploration programs, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the SEC, and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, our inability to obtain adequate financing, insufficient cash flows and resulting illiquidity, our inability to expand our business, government regulations, lack of diversification, volatility in the price of oil and/or natural gas, increased competition, results of arbitration and litigation, stock volatility and illiquidity, and our failure to implement our business plans or strategies. A description of some of the risks and uncertainties that could cause our actual results to differ materially from those described by the forward-looking statements in this Report appears in the section captioned “Risk Factors” and elsewhere in this Report.

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We disclaim any obligation to update the forward-looking statements contained in this Report to reflect any new information or future events or circumstances or otherwise.

Readers should read this Report in conjunction with the discussion under the caption “Risk Factors,” our financial statements and the related notes thereto in this Report, and other documents which we may file from time to time with the Securities and Exchange Commission (the “SEC”).

EXPLANATORY NOTE

We were incorporated as Mesquite Mining, Inc., in Delaware on October 23, 2007.  Prior to the Merger (as defined below), our business was to engage in the acquisition and exploration of mining properties.

As previously reported, on June 19, 2009, we filed a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, which (i) changed our name from Mesquite Mining, Inc., to Mesa Energy Holdings, Inc., and (ii) increased our authorized capital stock from 80,000,000 shares of common stock, par value $0.0001, to 300,000,000 shares of common stock, par value $0.0001, and 10,000,000 shares of preferred stock, par value $0.0001.

As used in this Current Report, unless otherwise stated or the context clearly indicates otherwise, the term “Mesquite Mining” refers to Mesa Energy Holdings, Inc. (f.k.a. Mesquite Mining, Inc.), before giving effect to the Merger, the term “MEI” refers to Mesa Energy, Inc., a Nevada corporation incorporated on March 13, 2006, the term “Mesa Energy Holdings” refers to Mesa Energy Holdings, Inc., after giving effect to the Merger, and the terms “Company,” “we,” “us,” and “our” refer to Mesa Energy Holdings, Inc., and its wholly-owned subsidiary, MEI, and MEI’s subsidiaries, after giving effect to the Merger.

As previously reported, our Board of Directors authorized a 14-for-1 forward split of our common stock, par value $0.0001 per share (the “Common Stock”), in the form of a stock dividend (the “Stock Split”), which was paid on August 4, 2009, to holders of record on July 20, 2009.  After giving effect to the Stock Split, but before giving effect to the Merger and other transactions described below, there were outstanding 35,070,000 shares of Common Stock.  All share and per share numbers in this Report relating to the Common Stock prior to the Stock Split have been adjusted to give effect to the Stock Split unless otherwise stated.

On August 31, 2009, Mesa Energy Acquisition Corp., a Nevada corporation formed on August 13, 2009, and a wholly owned subsidiary of Mesa Energy Holdings (“Acquisition Sub”), merged with and into MEI (the “Merger”). MEI was the surviving corporation in the Merger. As a result of the Merger, Mesa Energy Holdings discontinued its pre-Merger business and acquired the business of MEI, and will continue the existing business operations of MEI as a publicly-traded company under the name Mesa Energy Holdings, Inc.

Also on August 31, 2009, we closed a private placement of $500,000 aggregate principal amount of Mesa Energy Holdings’ 10% Secured Convertible Promissory Notes (the “Convertible Notes”), at a purchase price of 100%, which, at the option of the Holder, are convertible into shares of Common Stock at a conversion price of $0.25 per share, subject to adjustment in certain circumstances as provided therein.  This offering (the “PPO”) was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemptions provided by Regulation D promulgated by the SEC thereunder. The PPO was sold to “accredited investors,” as defined in Regulation D.  Additional information concerning the PPO and the terms of the Convertible Notes is presented below under “Description of Securities.”

This Current Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, all of which are incorporated herein by reference.

This Current Report is being filed in connection with a series of transactions consummated by the Company and certain related events and actions taken by the Company.

This Current Report responds to the following Items in Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement

Item 2.01	Completion of Acquisition or Disposition of Assets

Item 3.02	Unregistered Sales of Equity Securities

Item 4.01	Changes in Registrant’s Certifying Accountant

Item 5.01	Changes in Control of Registrant

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 9.01	Financial Statements and Exhibits

Item 1.01  Entry into a Material Definitive Agreement

On August 31, 2009 (the “Closing Date”), Mesa Energy Holdings, Acquisition Sub and MEI entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), which closed on the same date.  Pursuant to the terms of the Merger Agreement, Acquisition Sub merged with and into MEI, which became a wholly-owned subsidiary of Mesa Energy Holdings.  For a description of the Merger and the material agreements entered into in connection with the Merger, see the disclosures set forth in Item 2.01 to this Report, which disclosures are incorporated into this Item by reference.

Item 2.01  Completion of Acquisition or Disposition of Assets

THE MERGER AND RELATED TRANSACTIONS

Merger Agreement

On August 31, 2009, Mesa Energy Holdings, Acquisition Sub and MEI, entered into the Merger Agreement, which closed on the same date, and pursuant to which Acquisition Sub merged with and into MEI, which became a wholly-owned subsidiary of Mesa Energy Holdings.

Pursuant to the Merger, we ceased to engage in the acquisition and exploration of mining properties and acquired the business of MEI to engage in exploration and production activities in the oil and gas industry, as a publicly-traded company under the name Mesa Energy Holdings, Inc.  See “Split-Off” below.

At the closing of the Merger, each of the 12,981,115 shares of MEI’s common stock issued and outstanding immediately prior to the closing of the Merger, including 430,000 shares of MEI’s common stock issued upon the closing of the Merger in exchange for outstanding warrants to purchase 430,000 shares of MEI’s common stock, was converted into 1.9286 shares of our Common Stock. As a result, an aggregate of 25,035,700 shares of our Common Stock were issued to the holders of MEI’s common stock, not including 964,300 shares of our Common Stock issuable upon conversion of MEI’s outstanding convertible promissory note in the principal amount of $250,000. MEI did not have any stock options or warrants to purchase shares of its capital stock outstanding at the time of the Merger.

The Merger Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions. Breaches of the representations and warranties will be subject to customary indemnification provisions, subject to specified aggregate limits of liability.

The Merger will be treated as a recapitalization of the Company for financial accounting purposes. MEI will be considered the acquirer for accounting purposes, and the historical financial statements of Mesquite Mining before the Merger will be replaced with the historical financial statements of MEI before the Merger in all future filings with the SEC.

The parties have taken all actions necessary to ensure that the Merger is treated as a tax-free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended.

The issuance of shares of Common Stock to holders of MEI’s capital stock in connection with the Merger was not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and Regulation D promulgated by the SEC under that section. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement.

Split-Off

Upon the closing of the Merger, under the terms of a Split-Off Agreement and a General Release Agreement, the Company transferred all of its pre-Merger operating assets and liabilities to its wholly-owned subsidiary, Mesquite Mining Group, Inc., a Delaware corporation (“Split-Off Subsidiary”) formed on August 13, 2009. Thereafter, pursuant to the Split-Off Agreement, the Company transferred all of the outstanding shares of capital stock of Split-Off Subsidiary to Beverly Frederick, a pre-Merger stockholder of Mesquite Mining (the “Split-Off”), in consideration of and in exchange for (i) the surrender and cancellation of an aggregate of 21,000,000 shares of Common Stock held by that stockholder and (ii) certain representations, covenants and indemnities.

Investor Relations Agreement

In the Merger Agreement, we agreed to enter into an agreement with an investor relations firm or firms to be identified (the “IR Consultants”) to provide investor relations services to the Company, pursuant to which we will agree to deliver to the IR Consultants an aggregate of 1,000,000 shares of Common Stock (the “IR Shares”); 70,000 of those shares have been issued to an IR Consultant, and 930,000 have been issued and are being held in escrow pursuant to an IR Shares Escrow Agreement with Gottbetter & Partners, LLP, as escrow agent.

2009 Equity Incentive Plan

Before the Merger, our Board of Directors adopted, and our stockholders approved, the 2009 Equity Incentive Plan (the “2009 Plan”), which provides for the issuance of incentive awards of up to 5,000,000 shares of Common Stock to officers, key employees, consultants and directors. No awards have been granted under the 2009 Plan.  See “Market Price of and Dividends on Common Equity and Related Stockholder Matters—Securities Authorized for Issuance under Equity Compensation Plans” below for more information about the 2009 Plan.

Departure and Appointment of Directors and Officers

Our Board of Directors consists of three members. On the Closing Date, Beverly Frederick, the sole director of Mesquite Mining before the Merger, resigned her position as a director, and Randy M. Griffin and Ray L. Unruh were appointed to the Board of Directors.  Pursuant to the terms of the Merger Agreement, the stockholders of Mesquite Mining before the Merger have the right to designate one person as a director to fill the vacancy on the Board prior to the next annual meeting of stockholders of the Company.

Also on the Closing Date, Ms. Frederick, the President, Secretary, Treasurer and sole officer of Mesquite Mining before the Merger, resigned and Mr. Griffin was appointed as Chairman of the Board and Chief Executive Officer, Mr. Unruh was appointed as President, Secretary and Acting Chief Financial Officer, and David L. Freeman was appointed as Executive Vice President–Oil and Gas Operations by the Board. See “Management – Directors and Executive Officers.”

Lock-up Agreements and Other Restrictions

In connection with the Merger, Messrs. Griffin, Unruh and Freeman entered into lock-up agreements, whereby they are restricted for a period of 24 months from certain sales or dispositions of the Common Stock acquired by them in the Merger.

In addition, none of the Common Stock issued to former MEI stockholders in the Merger is permitted to be included in a registration statement for a period of 24 months after the closing.

Further, for a period of 24 months after the closing, each former stockholder of MEI who holds ten percent (10%) or more of the Common Stock, after giving effect to the Merger and the PPO, or who is an officer or director of the Company, has agreed to be subject to restrictions on engaging in certain transactions, including effecting or agreeing to effect short sales, whether or not against the box, establishing any “put equivalent position” with respect to the Common Stock, borrowing or pre-borrowing any shares of Common Stock, or granting other rights (including put or call options) with respect to the Common Stock or with respect to any security that includes, relates to or derives any significant part of its value from the Common Stock, or otherwise seeks to hedge his position in the Common Stock.

Pro Forma Ownership

Immediately after giving effect to (i) the Stock Split, (ii) the PPO, (iii) the closing of the Merger and (iv) the cancellation of 21,000,000 shares in the Split-Off, there were 40,035,700 issued and 39,105,700 outstanding shares of Common Stock, as follows:

•	The former MEI stockholders held 25,035,700 shares of Common Stock;

•	The stockholders of Mesquite Mining prior to the Merger held 14,000,000 shares of Common Stock;

•	An IR Consultant held 70,000 shares of Common Stock; and

•	930,000 shares of Common Stock have been issued and are being held in escrow for IR Consultants pursuant to an IR Shares Escrow Agreement with Gottbetter & Partners, LLP, as escrow agent.

In addition,

•	The investors in the PPO held Convertible Notes convertible into 2,000,000 shares of Common Stock, subject to adjustment in certain circumstances as provided therein;

•
MEI’s outstanding convertible promissory note in the principal amount of $250,000 was convertible into an aggregate of 964,300 shares of Common Stock, subject to adjustment in certain circumstances as provided therein; and

•
the 2009 Plan authorized issuance of up to 5,000,000 shares of Common Stock as incentive awards to executive officers, key employees, consultants and directors; no awards have been granted under the 2009 Plan.

No other securities convertible into or exercisable or exchangeable for Common Stock (including options or warrants) are outstanding.

Our common stock is quoted on the Nasdaq Over-the-Counter Bulletin Board (“OTCBB”) under the symbol “MSEH.OB.”

Accounting Treatment; Change of Control

The Merger is being accounted for as a “reverse merger,” and MEI is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Merger will be those of MEI and will be recorded at the historical cost basis of MEI, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of MEI, historical operations of MEI and operations of the Company and its subsidiaries from the closing date of the Merger. As a result of the issuance of the shares of Common Stock pursuant to the Merger, a change in control of the Company occurred as of the date of consummation of the Merger. Except as described in this Current Report, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our Board of Directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.

We continue to be a “smaller reporting company,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the Merger.

DESCRIPTION OF BUSINESS

Immediately following the Merger, the business of MEI, to engage in exploration and production activities in the oil and gas industry, became the business of the Company.

The following is a glossary of various terms used in this Report that are specific to the oil and gas industry:

2D seismic – A vertical section of seismic data consisting of numerous adjacent traces acquired sequentially.

3-D seismic – A set of numerous closely-spaced seismic lines that provide a high spatially sampled measure of subsurface reflectivity. Events are placed in their proper vertical and horizontal positions, providing more accurate subsurface maps than can be constructed on the basis of more widely spaced 2D seismic lines. In particular, 3D seismic data provide detailed information about fault distribution and subsurface structures.

Annular injection – Injection of water, gas or other substances down the well-bore between the production casing and tubing for purposes of water disposal or pressure maintenance.

Arkoma Basin – A structural feature located in southern Oklahoma and western Arkansas consisting of Middle Cambrian to Late Mississippian age carbonate, shale, and sandstone sediments.

Barnett Shale – A geological formation consisting of sedimentary rocks of Mississippian age (354–323 million years ago) in north central Texas.

BCF – Billion cubic feet; BCFD – Billion cubic feet per day

Brent Sand – A sandstone member of the Pennsylvanian age Atoka Group, a sequence of marine, silty sandstones and shales generally located in eastern Oklahoma and western Arkansas.

Cash call - Request for pro-rata funding of drilling operations per approved budgets.

Compression - Each gas well has natural wellhead pressure from the formation which varies from each other well.  In order to make the wells flow into a common gas transmission line at the rate of their individual ability to produce, the pressure from each well needs to exceed the flowing pressure in the gas transmission line.  To accomplish this, a mechanical engine compresses the gas from each well into a higher amount of pressure than the pressure in the transmission line so the well can produce its gas into the gas transmission line.  This is commonly called adding “compression”.

Defined-risk – Projects defined by multiple evaluation techniques in order to estimate more reasonably the potential for success.  These techniques may include 2-D or 3-D seismic, geo-chemistry, subsurface geology, surface mapping, data from surrounding wells, and/or satellite imagery.

Developmental drilling – Drilling that occurs after the initial discovery of hydrocarbons in a reservoir.

Devonian Shale – Shale formed from organic mud deposited during the Devonian Period (416–359 million years ago).

Exploratory drilling – Drilling in search of previously undiscovered reservoirs.  Such wells can be drilled (1) in previously unproven areas, (2) to test or extend the proved limits of a field, or (3) within a field to test unproven deeper zones.

Fairway – A term used in the industry to describe an area believed to contain the most productive mineral acreage in a play.

Farm-out – An agreement whereby the owner of a lease (farmor) agrees to assign part or all of a leasehold interest to a third party (farmee) in return for drilling of a well or wells and/or the performance of other required activities.  The farmee is said to “farm-in.”

Finding Cost – The total cost to drill, complete and hook up a well divided by the mcf or barrels of proved reserves.

Frac/Fraccing – Hydraulic fracturing is a method used to create fractures that extend from a borehole into rock formations, which are typically maintained by a proppant, a material such as grains of sand, ceramic beads or other material which prevent the fractures from closing. The method is informally called fraccing or hydro-fraccing.  The technique of hydraulic fracturing is used to increase or restore the rate at which fluids, such as oil, gas or water, can be produced from the desired formation. By creating fractures, the reservoir surface area exposed to the borehole is increased.

Gas Show - While drilling a well through different rock formations, gas may appear in the drilling mud which is circulating through the drill pipe, which indicates the presence of gas in the formation being drilled; drillers call this a “gas show”.

Hamilton Group – A bedrock unit in New York, Pennsylvania, Maryland and West Virginia; the oldest strata of the Devonian gas shale sequence. In the interior lowlands of New York, the Hamilton Group contains the Marcellus, Skaneateles, Ludlowville, and Moscow Formations, in ascending order, with the Tully Limestone above.

High water cut – A well whose production consists of a significant quantity of water that requires disposal.

Horizontal well - a well in which the borehole is deviated from vertical at least 80 degrees so that the borehole penetrates a productive formation in a manner parallel to the formation.  A single horizontal lateral can effectively drain a reservoir and eliminate the need for several vertical boreholes.

Hunton Sand – A Devonian-Silurian age group of interbedded limestone members primarily found in eastern Oklahoma.  The Hunton typically produces a significant volume of water with initial production with increasing volumes of gas and decreasing volumes of water as production matures.

Marcellus Shale – The lowest unit of the Devonian age Hamilton Group; a unit of marine sedimentary rock found in eastern North America. Named for a distinctive outcrop near the village of Marcellus, New York, it extends throughout much of the Appalachian Basin. The shale contains largely untapped natural gas reserves, and its proximity to the high-demand markets along the East Coast of the United States makes it an attractive target for energy development.

MCF – Million cubic feet; MCFD – Million cubic feet per day

Medina Sandstone – The Lower Silurian age Medina Group sandstones comprise the dominant tight gas sandstone play in western and southwestern New York.  Depths vary from 1,800 feet in the west central part of the state to 4,500 feet in the western part of the state.

Net revenue interest (NRI) – The portion of oil and gas production revenue remaining after the deduction of royalty and overriding royalty interests.

NYMEX – The New York Mercantile Exchange, the world's largest physical commodity futures exchange, located in New York City.

Offset well – A well drilled in the vicinity of other wells to access the extent and characteristics of the reservoir and, in some cases, to drain hydrocarbons from an adjoining tract.

ORRI – an acronym for Overriding Royalty Interest, which is an interest carved out of the lessee’s working interest.  It entitles its owner to a fraction of production free of any production or operating expense, but not free of production or severance tax levied on the production.  An overriding interest’s duration derives from the lease in which it was created.

Play – A group of oil or gas fields or prospects in the same region that are controlled by the same set of geological circumstances.

Recompletion - After the initial completion of a well, the action and technique of re-entering the well and repairing the original completion or completing the well in a different formation to restore the well’s productivity.

Royalty Interest - An ownership interest in the portion of oil, gas and/or minerals produced from a well that is retained by the lessor upon execution of a lease or to one who has acquired possession of the royalty rights, based on a percentage of the gross production from the property free and clear of all costs except taxes.

Shale – A fine-grained sedimentary rock composed of flakes of clay minerals and tiny fragments of other minerals, especially quartz and calcite. Shale is characterized by thin laminate, or parallel layering or bedding less than one centimeter in thickness

Shut in – Not currently producing

TCF – Trillion cubic feet

Theresa Sandstone – An Upper Cambrian age sandstone underlying most of western New York at depths ranging from 3,000 feet to 13,000 feet.  Theresa wells are typically drilled to depths ranging from 5,000 feet to 7,000 feet.

Twin well - A well drilled on the same location as another well or closely offsetting it.

Wall Creek – A sandstone member of the Frontier Group of Cretaceous age rock composed of medium to fine grained gray sands, generally about 200 feet thick and found at approximately 4,000 feet in central Wyoming.

Working interest – The interest in oil or gas that includes the responsibility for all drilling, developing and operating costs.

Workover - The performance of one or more of a variety of remedial operations on a producing well to try to increase or restore production.

History

Mesa Energy, Inc. (“MEI”) is a company whose predecessor entity, Mesa Energy, LLC, was formed in April 2003 to engage in the oil and gas industry.  MEI’s primary oil and gas operations have historically been conducted through its wholly owned subsidiary, Mesa Energy Operating, LLC, a Texas limited liability company (“Mesa Operating”). Mesa Operating is a qualified operator in the states of Texas, Oklahoma, and Wyoming.  We intended to become a qualified operator in New York within the next 30 days.  To date, all field operations of the Company have been conducted by Mesa Operating.  Our operating entities have historically employed, and will continue in the future to employ, on an as-needed basis, the services of drilling contractors, other drilling related vendors, field service companies and professional petroleum engineers, geologists and landmen as required in connection with its future drilling and future production operations.

MEI was originally incorporated as North American Risk Management Incorporated on January 24, 2001, in the State of Colorado.  It was organized to engage in the business of providing insurance to independent and fleet truck operators as an affiliate and was in the process of acquiring a truck fleet of some 125 vehicles.  However, it had no significant operations, and because its business operations did not commence in a timely manner, operations ceased after approximately six months.  On March 3, 2006, MEI was the surviving entity in a merger with Mesa Energy, LLC, a Texas limited liability company, whose activities between April 2003 and March 2006 included participation in various drilling projects, both as operator and as a non-operator, as well as the acquisition of the Frenchy Springs and Coal Creek acreage positions (described below).  Subsequently, the company reincorporated in the State of Nevada by merging with and into Mesa Energy, Inc., a Nevada corporation, on March 13, 2006.

In July 2008, MEI filed with the SEC a Form 1-A and an Offering Circular  in connection with a proposed “small issue” offering of its common stock, with the intent of raising up to $5,000,000 in investment capital.  However, the effort was abandoned in early 2009 due to a significant drop in oil & gas prices and the upheaval in the capital markets that began in late 2008.

On August 31, 2009, Mesa Energy Acquisition Corp., a Nevada corporation formed on August 13, 2009, and a wholly owned subsidiary of Mesa Energy Holdings (“Acquisition Sub”), merged (the “Merger”) with and into MEI.  MEI was the surviving corporation in the Merger.  As a result of the Merger, Mesa Energy Holdings discontinued its pre-Merger business and acquired the business of MEI, and will continue the existing business operations of MEI as a publicly-traded company under the name Mesa Energy Holdings, Inc.

Our principal executive offices are located at 5220 Spring Valley Road, Suite 525, Dallas, Texas 75254.  Our telephone number is (972) 490-9595.  Our website address is www.mesaenergy.us.

General Philosophy

Our business plan is to build a strong, balanced and diversified portfolio of oil and gas reserves and production revenue through the development of highly diversified, multi-well developmental and defined-risk exploratory drilling opportunities and the acquisition of solid, long-term existing production with enhancement potential.  We expect this approach to result in steady reserve growth, strong earnings, and significant capital appreciation.

With the exception of the Coal Creek Project, as discussed below, we intend to operate, or directly control the operation of, through our wholly-owned subsidiaries or their designees, all properties that we own or acquire.  In our opinion, the lack of control resulting from leaving operational control in the hands of third parties substantially increases the risks associated with oil and gas drilling, development and production.

We believe that a successful oil and gas development program should include:

•      Diversification – variety of location, depth, supporting data, oil vs. gas

•      Volume – ownership of and/or participation in a large number of wells

•      Potential – multiple opportunities for high rates of return

We plan for our portfolio to ultimately consist of a balanced and diversified mix of multiple asset components that will include existing production plus developmental and defined-risk exploratory drilling opportunities with special emphasis on the three keys to success as outlined above.  The developmental drilling program, we believe, should provide a relatively low risk method of achieving stable, repeatable growth in revenue and reserves.  The existing production acquisition component in our business plan should provide a strong revenue base resulting in long-term stability.  The exploratory drilling component, although higher risk than the other two components, provides an opportunity for significant growth due to higher rates of return on capital (in the form of multiple payback of the initial investment).  We generally look for exploratory projects with multiple well potential and an estimated payback of at least four times the amount of capital invested.

Various Federal and state regulations regarding the discharge of materials into the environment are applicable to our operations.  We maintain strict compliance with these regulations and endeavor to do all we can to make certain that the environment is protected in and around our operations.  The cost of environmental control facilities and efforts is included as a line item in the budget of each operation as appropriate.  We anticipate no extraordinary capital expenditures for environmental control facilities related to any of our existing operations for the current fiscal year.

Employees

As of August 31, 2009, we had three full-time employees and one part-time employee, including our executive officers.  We believe the relationship we have with our employees is good.  Beginning in the fourth quarter of 2009, we anticipate the need for additional accounting and technical personnel and, although demand for quality staff is high in the oil and gas industry, we believe we will be able to fill these positions in a timely manner.

Financial Statements and “Going Concern” Opinion

The auditor’s report accompanying our audited financial statements for the years ended December 31, 2008 and 2007, included in Item 9.01 of this Report, contained an explanation that our financial statements were prepared assuming that we will continue as a going concern.  The report cites the generation of significant losses from operations, an accumulated stockholders’ deficit, and a working capital deficit.  Our ability to continue operating as a going concern will depend on our ability to derive sufficient funds from sales of equity and/or debt securities and/or additional loans from officers or our creation of a source of recurring revenue , to generate operating capital in excess of our required cash expenditures and, thereafter, to generate sufficient funds to allow us to effectuate our business plan.  Further, to the extent that funds for our operations and business plan are required that exceed our gross revenues, our ability to continue operating as a going concern will also depend on our ability to obtain sufficient financing, whether in the form of debt or equity.  We cannot provide any assurance that we will have sufficient sales or that sufficient financing will be available to us on terms or at times that we may require.  Failure in any of these efforts may materially and adversely affect our ability to continue our operations or for you to receive any positive return on your investment in us.

Oil and Gas Industry Overview

Exploration and production (“E&P”) companies explore for and develop oil and natural gas reserves in various basins around the world. The capital spending budgets of domestic E & P companies have grown in recent years as tight supply conditions and strong global demand have spurred companies to expand their operations.  According to various industry publications, drilling and completion spending grew by an estimated 29% from 2002 to 2008. Following a 22% projected decline in spending from 2008 to 2009, drilling and completion spending is again projected to at a compound annual growth rate of approximately 5% from 2009 to 2014. Much of this growth is expected to come from a need to compensate for accelerating depletion rates in existing domestic oil and natural gas reservoirs, improved E&P technologies and an increase in demand for natural gas, especially from power generation.

Due to the unprecedented level of exploration expenditures in recent years, U.S. and Canadian rig counts increased dramatically between 2002 and 2008.  According to a report prepared by Spears & Associates, Inc., following an approximately 14% and 7% projected decline in U.S. and Canadian rig counts respectively from 2008 to 2009, U.S. and Canadian rig counts are again expected to increase at a compound annual growth rate of approximately 3% and 1%, respectively, between 2009 and 2014. Furthermore, more technically sophisticated drilling methods such as horizontal drilling coupled with higher oil and natural gas prices relative to long term averages, are making E&P in previously underdeveloped areas like Appalachia and the Rockies more economically feasible. As part of this trend, there has been growing commercial interest in several shale deposit areas in the U.S., including the Bakken, Barnett, Fayetteville, Haynesville and Marcellus shales.

The Shale Gas Business1

Natural gas production from hydrocarbon rich shale formations, known as “shale gas,” is one of the most rapidly expanding trends in onshore domestic oil and gas exploration and production today. In some areas, this has included bringing drilling and production to regions of the country that have seen little or no activity in the past. Natural gas plays a key role in meeting U.S. energy demands. Natural gas, coal and oil supply about 85% of the nation’s energy, with natural gas supplying about 22% of the total. The percent contribution of natural gas to the U.S. energy supply is expected to remain fairly constant for the next 20 years. The United States has abundant natural gas resources. The Energy Information Administration estimates that the U.S. has more than 1,744 trillion cubic feet (tcf) of technically recoverable natural gas, including 211 tcf of proved reserves (the discovered, economically recoverable fraction of the original gas-in-place). Technically recoverable unconventional gas (shale gas, tight sands, and coalbed methane) accounts for 60% of the onshore recoverable resource.

Although forecasts vary in their outlook for future demand for natural gas, they all have one thing in common: natural gas will continue to play a significant role in the U.S. energy picture for some time to come. The lower 48 states have a wide distribution of highly organic shales containing vast resources of natural gas. Already, the Barnett Shale play in Texas produces 6% of all natural gas produced in the lower 48 States.

Three factors have come together in recent years to make shale gas production economically viable: (1) advances in horizontal drilling, (2) advances in hydraulic fracturing, and (3) rapid increases in natural gas prices in the last several years as a result of significant supply and demand pressures. Analysts have estimated that by 2011 most new reserves growth (50% to 60%, or approximately 3 bcf/day) will come from unconventional shale gas reservoirs. The total recoverable gas resources in four new shale gas plays (the Haynesville, Fayetteville, Marcellus, and Woodford) may be over 550 tcf. This potential for production in the known onshore shale basins, coupled with other unconventional gas plays, is predicted to contribute significantly to the U.S.’s domestic energy outlook.

Shale gas is natural gas produced from shale formations that typically function as both the reservoir and source for the natural gas.  Gas shales are organic-rich shale formations that were previously regarded only as source rocks and seals for gas accumulating in the stratigraphically-associated sandstone and carbonate reservoirs of traditional onshore gas development. Shale is a sedimentary rock that is predominantly comprised of consolidated clay-sized particles. Shales are deposited as mud in low-energy depositional environments such as tidal flats and deep water basins where the fine-grained clay particles fall out of suspension in these quiet waters. The clay grains tend to lie flat as the sediments accumulate and subsequently become compacted as a result of additional sediment deposition. This results in mud with thin laminar bedding that lithifies (solidifies) into thinly layered shale rock. The very fine sheet-like clay mineral grains and laminated layers of sediment result in a rock that has limited horizontal permeability and extremely limited vertical permeability.  This low permeability means that gas trapped in shale cannot move easily within the rock except over geologic expanses of time (millions of years).

1 Source:  Modern Shale Gas Development in the United States: A Primer, prepared for the United States Department of Energy, April 2009 (http://fossil.energy.gov/programs/oilgas/publications/naturalgas_general/ShaleGasPrimer_Online_4-2009.pdf)

Shale gas is stored both as free gas in fractures and as absorbed gas on kerogen and clay surfaces within the shale matrix.

Oil and Natural Gas Leases

General.  The typical oil and natural gas lease agreement provides for the payment of royalties to the mineral owner for all oil and natural gas produced from any well(s) drilled on the leased premises. This amount will typically range from 1/8th (12.5%) resulting in a 87.5% net revenue interest to us to 3/16th (18.75%) resulting in an 81.25% net revenue interest to us, for most leases directly acquired by us.

Because the acquisition of leases is a very competitive process, and involves certain geological and business risks to identify productive areas, prospective leases are often held by other oil and natural gas  companies. In order to gain the right to drill these leases, we may elect to farm-in leases and/or purchase leases from other oil and natural gas companies. Many times the assignor of such leases and/or lease brokers or finders will reserve an overriding royalty interest (an “ORRI”) which may further reduce the net revenue interest available to us to between 75% and 80%.

Oil and natural gas leases generally have a primary term of three to five years but provide that if wells on the property are producing or drilling is underway, the lease continues and is said to be “held by production” (HBP) for as long as the production continues.

Participations.  On rare occasions, the mineral owner may elect to joint venture with us and participate for his royalty interest in the drilling unit. In this event, our working interest ownership would be reduced by the amount retained by the third party. In all other instances, we anticipate owning a 100% working interest in newly drilled wells.

Commodity Price Environment

Generally, the demand for and the price of natural gas increases during the colder winter months and decreases during the warmer summer months. Pipelines, utilities, local distribution companies and industrial users utilize natural gas storage facilities and purchase some of their anticipated winter requirements during the summer, which can lessen seasonal demand fluctuations. Crude oil and the demand for heating oil are also impacted by seasonal factors, with generally higher prices in the winter. Seasonal anomalies, such as mild winters, sometimes lessen these fluctuations.

Our results of operations and financial condition are significantly affected by oil and natural gas commodity prices, which can fluctuate dramatically. Commodity prices are beyond our control and are difficult to predict. We do not currently plan to hedge any of our production.

During the first half of 2008, the prices received for domestic production of oil and natural gas increased significantly, which resulted in increased demand for the equipment and services required to drill, complete and operate wells. As a result of this increased demand for oil field services, shortages developed from 2007 into 2008, leading to an escalation in drilling rig rates, field service costs, material prices and all costs associated with drilling, completing and operating wells through the first half of 2008. Since July 2008, crude oil prices have fallen from record highs of approximately $140 per barrel to below $40 per barrel, before rebounding somewhat to around $70 per barrel.  During the same period, the average U.S. natural gas price for electric power generation has fallen from a high of approximately $12 per thousand cubic feet to around $3.00 per thousand cubic feet.

The following two charts are indicative of oil and natural gas prices in the United States in recent years:

Price of Crude Oil and Natural Gas

Monthly Average Spot Prices of West Texas Intermediate (WTI) Crude Oil, US$ per Barrel (through August 2009) – source: The Wall Street Journal

Monthly Average U.S. Natural Gas Price for Electric Power, US$ per thousand cubic feet (through May 2009) – source: U.S. Energy Information Administration

Java Field Natural Gas Development Project – Wyoming County, New York

Overview

On August 31, 2009, we acquired the Java Field, a natural gas development project in Wyoming County in western New York.  The acquisition includes a 100% working interest in 19 leases held by production covering approximately 3,235 mineral acres, 19 existing natural gas wells, two tracts of land totaling approximately 36 acres and two pipeline systems, including a 12.4 mile pipeline and gathering system that serves the existing field as well as a separate 2.5 mile system located north of the field.  Our average net revenue interest (NRI) in the leases is approximately 78%.  The following map shows the location of the Java Field.

History

The wells in the Java Field were originally drilled in the 1970s through the Devonian Shales to the Medina Sandstone at around 3,000 feet in depth.  The primary intent at that time was to access natural gas production to be used locally to heat homes, businesses and farms.  Many of these wells had strong gas shows in the Devonian Shale, but the prevailing attitude of the day was that the shales were not economically viable.  The Barnett Shale of north central Texas was viewed the same way for decades until Mitchell Energy Company decided in 1998 to try a new frac technology on one of the wells they had drilled through the shale.  Since then, thousands of wells have been drilled in the Barnett Shale, and it has become one of the largest natural gas fields in the United States.  It is our belief that a similar situation may exist in the northern Appalachian basin, and specifically in the area of the Java Field.

Area Overview

The Java Field is at the northern end of the Marcellus Shale trend which spans approximately 600 miles extending from West Virginia to western New York.  In April 2009, the United States Department of Energy estimated the Marcellus to contain 262 trillion cubic feet of recoverable gas.  Most of the existing activity is farther south in Pennsylvania and West Virginia.  Companies such as Range Resources, Chesapeake and Atlas Resources hold significant Marcellus acreage positions in Pennsylvania and West Virginia.  They have spent the last few years leasing acreage and refining their drilling and frac techniques and, according to various industry publications and company news releases, have recently experienced significant increases in initial production rates from their Marcellus Shale wells.  The Marcellus Shale is deeper in that area, generally being found at 6,000 to 7,000 feet.  However, the shallower, more northern portion of the play in northern Pennsylvania and western New York has not yet been extensively explored.  The northern portion of the play is not as deep (resulting in lower drilling costs) and is close to large domestic markets with extensive pipeline infrastructure already in place.

Marcellus Shale in the Appalachian Basin

Geologic Analysis

Currently, the principal producing zone of the Java Field is the Medina Sandstone.  The Medina Sandstone is a blanket, gas-producing sand at approximately 3,000 feet that is widely produced in the area.  We believe the Medina has significant potential for expansion using modern frac and/or horizontal technology.

In addition, according to reports from a western New York geologist, there have recently been new wells drilled to the Theresa Sandstone at approximately 6,000 feet to the southwest of the Java Field.  Initial reports are very encouraging, and it is possible that the Theresa fairway extends southwest to northeast across the southern portion of the Java Field acreage.

Uphole from the Medina is the Hamilton Group.  Although the primary target is the Marcellus Shale, which is the deepest member of the Hamilton Group, there are at least three shale members above the Marcellus, each of which has significant production potential.

Project Potential

Operators in Pennsylvania and West Virginia have had success drilling and fraccing the Marcellus Shale using techniques similar to those used in the Barnett Shale.  Although we would not expect the reserves and initial production rates in the Java Field to be as favorable as the wells being drilled in Pennsylvania and West Virginia, the drilling, fraccing and completion costs in our area should be significantly lower due to the shallower depths, which, we believe, will result in economics that rival the deeper wells.

We believe we can potentially drill and complete up to 80 vertical Marcellus Shale wells on the project acreage at an estimated per well cost of $500,000 with very little risk of dry holes.  We do not have the capital, however, to begin drilling these wells at this time and we will need to raise capital through the sale of our debt or equity to obtain the needed development funds.  There can be no assurance that additional financing will be available in amounts or on terms acceptable to us, if at all.

Many of the wells drilled in the Marcellus Shale in Pennsylvania and West Virginia are horizontal, and, at some point, we will probably drill a horizontal well to test the concept in this field.  We believe that a horizontal well at this depth could be drilled and fracced for $1.0 million to $1.2 million and that it could reasonably be expected to produce at much higher rates than the vertical wells.  However, because Marcellus Shale wells have not yet been drilled on the property, formal  proved reserve reports relating to the Java Field are not yet possible  and there can be no assurance that our expectations will prove out.

The current production on the Java Field is being sold to a local manufacturing plant.  However, higher levels of production generated as a result of field expansion and development would be sold, we expect, not only to the manufacturing plant but also into a public intrastate transportation line located approximately 12 miles north of the Java Field.  Our Java Field pipeline system has an existing tap into that line, which leads directly to the New York City area.  Natural gas pricing in the area historically has averaged $0.60 to $0.80 above posted NYMEX pricing and has occasionally been significantly above NYMEX pricing in peak winter months.

We believe the shale in the Java Field and surrounding area could provide an excellent opportunity to achieve significant daily production rates at a relatively low cost.  In addition, the project offers the opportunity to drill a large number of wells in this “blanket” formation, resulting, we believe, in the potential to book significant reserves and develop a long term, repeatable drilling program.

Economic Factors

The Java Field and the associated pipeline systems were acquired from the seller in a cash transaction on August 31, 2009.  In addition to landowner royalties, a number of the leases carry additional burdens in the form of ORRI’s.  As a result, the average NRI of the leases prior to closing was approximately 81%.  As a part of the overall consideration to the seller, the purchase and sale agreement provided that the seller retain a 1% ORRI on each lease.

We paid an initial cash finder’s fee for the Java Field of $50,000 to a finder, with the balance of the finder’s fee to be paid at a rate of $5,000 per month for 12 months.  In addition, the agreement with the finder provides that he receive a 2% ORRI on the existing leases.

As a result of the above, the overall average NRI to us going forward will be approximately 78%.

Based on our internal estimates, we believe that the finding cost of natural gas to be produced from the Marcellus and associated shales in the Java Field will be approximately $1 per mcf.

Plans for Development

Two of the existing wells in the Java Field have never been hooked up to the pipeline system, and the others have had very little attention in a number of years.  Beginning in the third quarter of 2009, we intend to work over several of the existing wells and set compression in the field which, we expect, should substantially increase existing production levels.  An increase in production would add significant value to the Java Field and provide a strong foundation for our future growth.

The second phase of development is intended to include an evaluation of a number of the existing wells in order to determine the viability of the re-entry of an existing wellbore for plug-back and fraccing of the Marcellus Shale as opposed to the drilling of a new well.  The frac will be designed by service providers in conjunction with our consulting engineers, and this evaluation will be completed with every effort made to gather as much information as possible.

Based on both the general level of success and the specific results of the testing, the third phase of development is likely to include the drilling of up to 80 Marcellus Shale wells on the existing acreage as well as leasing of additional acreage for future development.

Coal Creek Prospect – Sequoyah County, Oklahoma

The Coal Creek Prospect is a developmental prospect targeting the Brent Sand, a shallow gas reservoir present in the Arkoma Basin of eastern Oklahoma.  We have approximately 677 gross acres under lease near the town of Muldrow, Oklahoma, and the acreage includes the Cook #1, a completed and tested gas well awaiting pipeline hook-up. The following map shows the location of the Coal Creek Prospect.

On December 26, 2007, we closed a “farm-out” transaction with Wentworth Operating Company of Edmond, OK (“Wentworth”), wherein we sold Wentworth our pipeline right-of-way and agreed to grant Wentworth an undivided 70% interest in all the leases following completion by Wentworth of construction of a natural gas gathering system and approximately three miles of pipeline to connect the Cook #1 and future wells to an Arkansas Oklahoma Gas Company (AOG) pipeline to the south.  In addition, Wentworth agreed to fund, drill, and complete the Gipson #1, a direct offset to the Cook #1 and a twin to the Eglinger #1 well.

The Eglinger #1 was drilled in 1944 in search of oil and encountered gas in two Brent Sand zones between 1,200 and 1,300 feet.  It tested 1.5 million cubic feet per day from these intervals.  Due to the lack of pipeline access and low gas prices, this well was not completed and was later plugged.  Because the Eglinger #1 was drilled so long ago, the decision was made to drill the Gipson #1 in close proximity as a twin rather than to attempt to re-enter the old well bore. The Gipson #1 was recently drilled to a total depth of approximately 3,000 feet to test not only the Brent Sand but also the Hunton Sand, a gas-bearing sand widely produced in this area.  The well tested over one million cubic feet per day of gas.  The pipeline referenced above is nearing completion and we expect to hook up the Cook #1 and the Gipson #1 to the pipeline to generate sales in the third quarter of 2009.

As a result of amendments to the farm-out agreement with Wentworth, we now own 35% of the working interest in the Cook #1 and 25% of the working interest in the Gipson #1, with Wentworth and other industry partners owning the balance.  We believe there are multiple offset drilling locations and expect those locations to be drilled in 2010 as part of the overall development plan for the Coal Creek prospect.

Although our general philosophy is to operate all of our properties, we have a long-standing relationship with Wentworth and are comfortable with that company as the operator of this property.  Wentworth has a similar property that is only a few miles away and, as a result of this arrangement, both projects will be able to share a pipeline tap and processing facilities resulting in a significant cost savings to us.  We believe other operational efficiencies will also result from this arrangement.

Economic Factors

The Coal Creek leases have various landowner royalties ranging from 12.5% to 18.75%.  The acquisition of the Coal Creek leases provides for a 78% NRI to be delivered to us, with the difference between the landowner royalty and 22% to be retained by Wentworth.  In addition, a 1% ORRI is to be delivered to Cold Water Creek Exploration, LLC, a finder.  As a result, the net NRI to us on all Coal Creek leases, both the original leases and any new leases taken in the area, is 77%.

Prior Activities

In the last three years, we have drilled one exploratory well, the Frenchy Springs 23-22, and one developmental well, the Gipson #1 described above.  In November, 2008, we commenced operations to plug and abandon the Frenchy Springs well as discussed below.

Main Pass 35 Project – Plaquemines Parish, Louisiana; IP #1 Re-completion - Hancock County, Mississippi

In January, 2008, we acquired Poydras Energy, LLC, a New Orleans-based Louisiana operating company, along with the Main Pass 35 Project.  The Project was producing approximately 150 barrels of oil per day prior to being shut down in advance of Hurricane Katrina.  The wells were undamaged but there was extensive damage to the processing facility.  We commenced rehabilitation of the processing facility in April 2008.

In October 2008 we commenced the re-completion of the IP #1 well in the Ansley Field in Hancock County, Mississippi.  Initial testing indicated fluid entry of approximately 350 barrels per day with an oil cut of 10% to 12%.  Several potential completion scenarios were subsequently evaluated.    At the end of 2008, Mesa sold 25% of the working interest in the well to its executive officers and a third party in order to raise cash to assist in the payment of the cost of completion of the well and expected to retain 75% of the working interest in the well.

As a result of multiple factors including delays during the summer of 2008 associated with Hurricane Gustav and Hurricane Ike, high construction costs and lack of availability of equipment and personnel after the hurricanes and the subsequent collapse of oil prices, Poydras Energy, LLC, experienced severe cash flow constraints and had difficulty in meeting short-term cash commitments, particularly with its vendors. As a result, we reached an agreement with the prior owners of Poydras Energy, LLC, wherein as of June 1, 2009, we transferred our ownership interest in Poydras at no cost to the prior owners in exchange for a release of any responsibility for the liabilities and contractual obligations of Poydras. We also agreed to assign the lease for the IP #1 well and are in the process of completing that assignment.  As a result, we are no longer involved in the Main Pass 35 Project or the IP #1 well.

Frenchy Springs Prospect – Johnson County, Wyoming

An initial test well, the Mesa Energy #23-22, was drilled by Mesa Energy Operating, LLC, in August 2006, to a total vertical depth of 4,026 feet.  The deepest zone, the second Wall Creek, showed good potential for both oil and gas, and an effort to complete the well took place in early January 2007.  However, we were unable to establish production in the second Wall Creek or in one of the up-hole zones.  Due to weather issues and environmental restrictions (no surface disturbing activities between February 1 and July 31 of each year), we deferred further attempts to complete the well until a later date.  Additional geological and engineering testing took place in May 2008.  As a result of those tests and additional data gathered in November 2008, we elected to plug the well and abandon the associated lease, which has since expired.  Mesa Energy, Inc. owned a 50% working interest in the well.

Planned Acquisitions and Drilling

Acquisition and Testing of Low-Risk Drilling Prospects with Significant Expansion Potential:

In keeping with our philosophy of balance and diversification, we are currently evaluating a number of oil and gas drilling prospects with existing production as well as significant expansion potential. The types of properties we are interested in are shallow drilling prospects in shale (both oil and gas), tight gas or coal bed methane reservoirs with significant acreage positions and the potential to drill hundreds of wells and book extensive reserves.  These types of reservoirs are relatively low-risk because they have hydrocarbons in place, and we believe the potential for dry holes is very small.

Our short-term strategy calls for the acquisition and early stage testing of one of these prospects in 2009 with a large-scale developmental drilling program to get underway in 2010. In implementing this strategy, the Company recently acquired the Java Field as described above. This property has existing production with enhancement potential as well as large-scale development potential in the Marcellus Shale.

In keeping with our philosophy, we intend to acquire and develop multiple properties of this type, encompassing both oil and natural gas drilling and production. As an exploration stage public company seeking to rapidly accumulate reserves and build significant shareholder equity, we believe that this kind of large-scale, low-risk, developmental drilling should result in stable, long term growth in revenue, reserve base and shareholder equity.

Producing Properties

In keeping with our long-term business plan, we are constantly evaluating producing oil and gas properties generating significant monthly net revenue with re-completion and offset developmental drilling potential.  Acquisitions of this type could add proved developed reserves to the Company’s asset base and provide a strong foundation for future growth.

There can be no assurance, however, that any acquisitions of the types described above will be consummated or, if consummated, will prove productive or profitable.

Governmental Regulation

Our operations are or will be subject to various types of regulation at the federal, state and local levels. Such regulation includes requiring state (and sometimes local) permits for the drilling of wells; maintaining bonding requirements in order to drill or operate wells; implementing spill prevention plans; submitting notification and receiving permits relating to the presence, use and release of certain materials incidental to oil and gas operations; and regulating the location of wells, the method of drilling and casing wells, the use, transportation, storage and disposal of fluids and materials used in connection with drilling and production activities, surface usage and the restoration of properties upon which wells have been drilled, the plugging and abandoning of wells and the transporting of production. Our operations are or will also be subject to various conservation matters, including the regulation of the size of drilling and spacing units or proration units, the number of wells which may be drilled in a unit and the unitization or pooling of oil and gas properties. In this regard, some states allow the forced pooling or integration of tracts to facilitate exploration while other states rely on voluntary pooling of lands and leases, which may make it more difficult to develop oil and gas properties. In addition, state conservation laws typically establish maximum rates of production from oil and gas wells, generally limit the venting or flaring of gas, and impose certain requirements regarding the transportation of production. The effect of these regulations is to limit the amounts of oil and gas we may be able to produce from the wells and to limit the number of wells or the locations at which we may be able to drill.

Our business is affected by numerous laws and regulations, including energy, environmental, conservation, tax and other laws and regulations relating to the oil and gas industry. We plan to develop internal procedures and policies to ensure that operations are conducted in full and substantial environmental regulatory compliance.

Our failure to comply with any laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of injunctive relief or both. Moreover, changes in any of these laws and regulations could have a material adverse effect on our business. In view of the many uncertainties with respect to current and future laws and regulations, including their applicability to us, we cannot predict the overall effect of such laws and regulations on future operations.

We believe that our operations comply in all material respects with applicable laws and regulations and that the existence and enforcement of such laws and regulations have an effect no more restrictive on our operations than on other similar companies in the energy industry. The Company does not anticipate any material capital expenditures to comply with federal and state requirements.

Environmental Regulation

Our operations on properties in which we have an interest are subject to extensive federal, state and local environmental laws that regulate the discharge or disposal of materials or substances into the environment and otherwise are intended to protect the environment. Numerous governmental agencies issue rules and regulations to implement and enforce such laws, which are often difficult and costly to comply with and which carry substantial administrative, civil and criminal penalties and in some cases injunctive relief for failure to comply.

Some laws, rules and regulations relating to the protection of the environment may, in certain circumstances, impose “strict liability” for environmental contamination. These laws render a person or company liable for environmental and natural resource damages, cleanup costs and, in the case of oil spills in certain states, consequential damages without regard to negligence or fault. Other laws, rules and regulations may require the rate of oil and gas production to be below the economically optimal rate or may even prohibit exploration or production activities in environmentally sensitive areas. In addition, state laws often require some form of remedial action, such as reclamation of inactive pits and plugging of abandoned wells, to prevent pollution from former or suspended operations.

Legislation has been proposed in the past and continues to be evaluated in Congress from time to time that would reclassify certain oil and gas exploration and production wastes as “hazardous wastes.” This reclassification would make these wastes subject to much more stringent storage, treatment, disposal and clean-up requirements, which could have a significant adverse impact on our operating costs. Initiatives to further regulate the disposal of oil and gas wastes are also proposed in certain states from time to time and may include initiatives at the county, municipal and local government levels. These various initiatives could have a similar adverse impact on our operating costs.

The regulatory burden of environmental laws and regulations increases the cost and risk of doing business and consequently affects profitability. The federal Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA, also known as the “Superfund” law, imposes liability, without regard to fault, on certain classes of persons with respect to the release of a “hazardous substance” into the environment. These persons include the current or prior owner or operator of the disposal site or sites where the release occurred and companies that transported, disposed or arranged for the transport or disposal of the hazardous substances found at the site. Persons who are or were responsible for releases of hazardous substances under CERCLA may be subject to joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment and for damages to natural resources, and it is not uncommon for the federal or state government to pursue such claims.

It is also not uncommon for neighboring landowners and other third parties to file claims for personal injury or property or natural resource damages allegedly caused by the hazardous substances released into the environment. Under CERCLA, certain oil and gas materials and products are, by definition, excluded from the term “hazardous substances.” At least two federal courts have held that certain wastes associated with the production of crude oil may be classified as hazardous substances under CERCLA. Similarly, under the federal Resource, Conservation and Recovery Act, or RCRA, which governs the generation, treatment, storage and disposal of “solid wastes” and “hazardous wastes,” certain oil and gas materials and wastes are exempt from the definition of “hazardous wastes.” This exemption continues to be subject to judicial interpretation and increasingly stringent state interpretation. During the normal course of our operations on properties in which we have an interest, exempt and non-exempt wastes, including hazardous wastes, that are subject to RCRA and comparable state statutes and implementing regulations are generated or have been generated in the past. The federal Environmental Protection Agency and various state agencies continue to promulgate regulations that limit the disposal and permitting options for certain hazardous and non-hazardous wastes.

We have established guidelines and management systems to ensure compliance with environmental laws, rules and regulations. The existence of these controls cannot, however, guarantee total compliance with environmental laws, rules and regulations. We believe that with respect to the Properties, we are in substantial compliance with applicable environmental laws, rules and regulations. We do not currently maintain any insurance against the risks described above, and there is no assurance that we will be able to obtain insurance that is adequate to cover all such costs or that insurance will be available at premium levels that justify purchase. The occurrence of a significant event not fully insured or indemnified against could have a material adverse effect on our financial condition and operations. Compliance with environmental requirements, including financial assurance requirements and the costs associated with the cleanup of any spill, could have a material adverse effect on our capital expenditures, earnings or competitive position. We do believe, however, that the operators are in substantial compliance with current applicable environmental laws and regulations. Nevertheless, changes in environmental laws have the potential to adversely affect our operations. At this time, we have no plans to make any material capital expenditures for environmental control facilities.

Competition

The oil and gas industry is intensely competitive with respect to the acquisition of prospective oil and natural gas properties and oil and natural gas reserves. Our ability to effectively compete is dependent on our geological, geophysical and engineering expertise and our financial resources. We must compete against a substantial number of major and independent oil and natural gas companies that have larger technical staffs and greater financial and operational resources than we do. Many of these companies not only engage in the acquisition, exploration, development and production of oil and natural gas reserves, but also have refining operations, market refined products and generate electricity. We also compete with other oil and natural gas companies to secure drilling rigs and other equipment necessary for drilling and completion of wells. Consequently, drilling equipment may be in short supply from time to time. With the recent decline in crude oil and natural gas prices, access to drilling equipment is currently more available.

DESCRIPTION OF PROPERTIES

Java Field, Wyoming County, New York

In August 2009 we acquired mineral leases, surface agreements, wells and well related equipment, pipelines, rights of way, and other related facilities in the Java Field from Hydrocarbon Generation, Inc. The acquisition includes a 100% working interest in 19 leases covering approximately 3,235 mineral acres with 19 existing wells, two tracts of land totaling approximately 36 acres and two pipeline systems, including a 12.4 mile pipeline and gathering system that serves the existing field as well as a separate 2.5 mile system located north of the field. We obtained a title report covering these interests prior to the Merger. See “Description of Business—Java Field Natural Gas Development Project – Wyoming County, New York” above for more information.

Coal Creek Prospect, Sequoyah County, Oklahoma

We have interests in 8 oil and gas leases covering approximately 677 gross acres in the Coal Creek Prospect. We acquired the interests from Wentworth Operating Company (“Wentworth”) in September 2004. In that transaction, Mesa acquired all of Wentworth’s working interest in each of the leases. At that time, we obtained a title opinion covering the interests, and we obtained an additional title report prior to the Merger. Mesa and Wentworth entered into a farm-out agreement in December, 2007 pursuant to which Wentworth re-acquired an undivided 70% interest in the leases which Mesa had originally acquired from Wentworth, as described in more detail above. See “Description of Business—Coal Creek Prospect – Sequoyah County, Oklahoma” above for more information.

Description of Corporate Offices

Our corporate offices are currently located in Spring Valley Center, a six-story office complex at 5220 Spring Valley Road, Dallas, Texas 75254. The current lease for our office space (Suite 525) expired September 30, 2008 and we are currently occupying the premises on a month-to-month arrangement. The existing office space covers 1,492 square feet with a monthly rent of $2,338. Due to the increase in staffing that will likely be required for accounting and technical support of our operations; we anticipate the need for more office space in the near future, possibly in the first quarter of 2010. Our management believes that there is ample space to accommodate such growth in the existing building complex or in a number of surrounding commercial office buildings.

RISK FACTORS

Our business is to engage in exploration and production activities in the oil and gas industry, which is a highly speculative activity. An investment in our securities involves a high degree of risk. You should not invest in our securities if you cannot afford to lose your entire investment. In deciding whether you should invest in our securities, you should carefully consider the following information together with all of the other information contained in this Current Report. Any of the following risk factors can cause our business, prospects, financial condition or results of operations to suffer and you to lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS AND FINANCIAL CONDITION

We are an exploration stage company and have no current revenues. Our business plan depends on our ability to explore for and develop oil and gas reserves and place any such reserves into production. Because we have a limited operating history, it is difficult to predict our future performance.

Although our predecessor entity was formed in April 2003, we have been and continue to be an exploration stage company. Therefore, we have limited operating and financial history available to help potential investors evaluate our past performance and the risks of investing in us. Moreover, our limited historical financial results may not accurately predict our future performance. Companies in their initial stages of development present substantial business and financial risks and may suffer significant losses. As a result of the risks specific to our new business and those associated with new companies in general, it is possible that we may not be successful in implementing our business strategy.

We have no history of revenues from operations. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. Our success is significantly dependent on a successful drilling, completion and production program. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to locate recoverable reserves or operate on a profitable basis. We are in the exploration stage and potential investors should be aware of the difficulties normally encountered by enterprises in the exploration stage. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in the Company.

Investment in exploration projects increases the risks inherent in our oil and gas activities and our drilling operations may not be successful.

While we intend a develop a portfolio consisting of a balanced and diversified mix of existing production, developmental, and exploration drilling opportunities, to the extent that we invest in exploration, there are much greater risks than in acquisitions and developmental drilling. Any particular success in exploration does not assure that we will discover meaningful levels of reserves. There can be no assurance that future exploration and drilling activities will be successful. We cannot be sure that an overall drilling success rate or production operations within a particular area will ever come to fruition and, in any event, production rates inevitably decline over time. We may not recover all or any portion of the capital investment in our wells or the underlying leaseholds. Unsuccessful drilling activities would have a material adverse effect upon our results of operations and financial condition. Additionally, there are significant uncertainties as to the future costs and timing of drilling, completing, and producing wells. Our drilling operations may be curtailed, delayed, or canceled as a result of a variety of factors, including:

•	unexpected drilling conditions;

•	equipment failures or accidents;

•	adverse weather conditions;

•	compliance with governmental requirements; and

•	shortages or delays in the availability of drilling rigs and the delivery of equipment or materials.

Because we may not operate all of our properties, we could have limited influence over their development.

Although we intend to operate or otherwise directly control the operation of all our properties, there may be certain situations, including with respect to our Cold Creek prospect in Sequoyah County, Oklahoma, wherein we elect to allow others to operate. In that event, we would have limited influence over the operations of those properties. Our lack of control could result in the following:

•	the operator may initiate exploration or development on a faster or slower pace than we prefer;

•
the operator may propose to drill more wells or build more facilities on a project than we have budgeted for or that we deem appropriate, which may mean that we are unable to participate in the project or share in the revenues generated by the project even though we paid our share of exploration costs; and if an operator refuses to initiate a project, we may be unable to pursue a project.

Either of these events could materially reduce the value of our properties.

Competitive industry conditions may negatively affect our ability to conduct operations.

We intend to operate in the highly competitive areas of oil and gas exploration, development, and production. We compete with other oil and gas companies for the purchase of leases, most of which companies have materially greater economic resources than we. These leases include exploration prospects as well as properties with proved reserves. Factors that affect our ability to compete in the marketplace include:

•	our access to the capital necessary to drill wells and acquire properties;

•	our ability to acquire and analyze seismic, geological and other information relating to a property;

•	our ability to retain the personnel to properly evaluate seismic, geological and other information relating to a property;

•	the location of, and our access to, pipelines and other facilities used to produce and transport oil and gas production;

•	the standards we establish for the minimum projected return on an investment or our capital; and

•	the availability of alternative fuel sources.

Our competitors include major integrated oil companies, independent energy companies, affiliates of major interstate and intrastate pipelines, and national and local gas gatherers, many of which possess greater financial, technological, and other resources than we do.

Our decision to drill a prospect, whether developmental or exploratory, is subject to a number of factors and we may decide to alter our drilling schedule or not drill at all.

We describe our current prospects and our plans to explore these prospects in this Current Report. A prospect is a property on which we have identified what we believe, based on available geological information, to be indications of hydrocarbons. Our prospects are in various stages of evaluation, ranging from a prospect which has already been drilled to a prospect which will require substantial additional data processing and interpretation. Whether we ultimately drill or continue to drill a prospect may depend on multiple factors, including, but not limited to, the following:

•	acquisition and utilization of various evaluation technologies;

•	material changes in oil or gas prices;

•	the costs and availability of drilling rigs and equipment;

•	the success or failure of wells drilled in comparable formations or which would use the same production facilities;

•	availability and cost of capital;

•	our ability to attract other industry partners to acquire a portion of the working interest to reduce exposure to costs and drilling risks; and

•	decisions of our joint working interest owners.

We will continue to gather data about our prospects, and it is possible that additional information may cause us to alter our drilling schedule or determine that a prospect should not be pursued at all. You should understand that our plans regarding our prospects are subject to change.

Weather, unexpected subsurface conditions, and other unforeseen hazards may adversely impact our ability to conduct business.

There are many operating hazards in exploring for and producing oil and gas, including:

•	our drilling operations may encounter unexpected formations, pressures, lost circulation and/or other unforeseen conditions which could cause damage to equipment, personal injury or equipment failure;

•	we may experience power outages, labor disruptions, fire, equipment failures which could curtail or stop drilling or production; and

•	we could experience blowouts, sour gas leakages or other damages to the productive formations that may require a well to be re-drilled or other corrective action to be taken.

In addition, any of the foregoing may result in environmental damages for which we could be liable. We cannot assure you that we will be able to maintain adequate insurance at rates we consider reasonable to cover our possible losses from operating hazards. The occurrence of a significant event not fully insured or indemnified against could materially and adversely affect our financial condition and results of operations.

We have no experience in drilling wells to the Marcellus Shale and less information regarding reserves and decline rates in the Marcellus Shale than in other areas of our operations

We have no experience in drilling development wells to the Marcellus Shale. As of the date hereof, we own 19 existing wells that are completed in the Medina Sand on our Java Field properties. We plan to work over several of these wells and drill new wells to the Marcellus Shale on this property. Thus, we have much less information with respect to the ultimate recoverable reserves and the production decline rate in the Marcellus Shale than we have in our other areas of operation. To the extent that we decide to re-enter and recomplete our existing wells, the wells will be susceptible to mechanical problems such as casing collapse and lost equipment in the wellbore. In addition, the fracturing of the Marcellus Shale will be more extensive and complicated than fracturing the geological formations in our other areas and will require greater volumes of water than conventional gas wells. The management of water and the treatment of produced water from Marcellus Shale wells may be more costly than the management of produced water from other geologic formations. These Marcellus Shale wells may also require horizontal drilling which would further increase our development costs.

We do not own all of the land on which our pipelines are located or on which we may seek to locate pipelines in the future, which could disrupt our operations and growth.

We do not own the land on which Java Field pipelines have been constructed, but we do have right-of-way and easement agreements from landowners, some of which may require annual payments to maintain the agreements and most of which have a perpetual term. New pipeline infrastructure construction may subject us to more onerous terms or to increased costs if the design of a pipeline requires redirecting. Such costs could have a material adverse effect on our business, results of operations and financial condition.

In addition, the construction of additions to the Java Field pipeline may require us to obtain new rights-of-way prior to constructing new pipelines. We may be unable to obtain such rights-of-way to expand the Java Field pipeline or capitalize on other attractive expansion opportunities. Additionally, it may become more expensive to obtain new rights-of-way. If the cost of obtaining new rights-of-way increases, then our cash flows and results of operation could be adversely affected.

Our ability to sell natural gas and/or receive market prices for our natural gas may be adversely affected by pipeline and gathering system capacity constraints and various transportation interruptions.

If drilling in the Marcellus Shale continues to be successful, the amount of natural gas being produced by us and others could exceed the capacity of the various gathering and intrastate or interstate transportation pipelines currently available in this area. If this occurs, it will be necessary for new pipelines and gathering systems to be built. Because of the current economic climate, certain pipeline projects that are planned for the Marcellus Shale area may not be undertaken for lack of financing. In addition, capital constraints could limit our ability to build intrastate gathering systems necessary to transport our gas from our properties to interstate pipelines. In such event, we might have to shut in one or more of our wells awaiting a pipeline connection or capacity and/or sell natural gas production at significantly lower prices than those quoted on NYMEX or than we currently project, which would adversely affect our results of operations.

Compliance with environmental and other government regulations could be costly and could negatively impact production.

Our operations are subject to numerous federal, state and local laws and regulations governing the operation and maintenance of our facilities and the discharge of materials into the environment or otherwise relating to environmental protection. These laws and regulations may:

•	require that we acquire permits before commencing drilling;

•	restrict the substances that can be released into the environment in connection with drilling and production activities;

•	limit or prohibit drilling activities on protected areas such as wetland or wilderness areas; and

•	require remedial measures to mitigate pollution from former operations, such as dismantling abandoned production facilities.

Under these laws and regulations, we could be liable for personal injury and clean-up costs and other environmental and property damages, as well as administrative, civil and criminal penalties. We maintain limited insurance coverage for sudden and accidental environmental damages. We do not believe that insurance coverage for environmental damages that occur over time is available at a reasonable cost. Also, we do not believe that insurance coverage for the full potential liability that could be caused by sudden and accidental environmental damages is available at a reasonable cost. Accordingly, we may be subject to liability or we may be required to cease production (subsequent to any commencement) from properties in the event of environmental damages. We believe that our operations comply, in all material respects, with all applicable environmental regulations.

Factors beyond our control affect our ability to market production and our financial results.

The ability to market oil and gas produced from our wells depends upon numerous factors beyond our control. These factors include:

•	the extent of domestic production and imports of oil and gas;

•	the proximity of the gas production to gas pipelines;

•	the availability of pipeline capacity;

•	the demand for oil and gas by utilities and other end users;

•	the available of alternative fuel sources;

•	the effects of inclement weather;

•	state and federal regulation of oil and gas marketing; and

•	federal regulation of gas sold or transported in interstate commerce.

Additionally, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Also, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These changes and events may materially adversely affect our financial performance.

Because of these factors, we may be unable to market all of the oil or gas that we might produce. In addition, we may be unable to obtain favorable prices of the oil and gas that we might produce.

The market for oil and gas is highly competitive, and we face competition from many established domestic and foreign companies. We may not be able to compete effectively with these companies.

The markets in which we operate are highly competitive. We compete against numerous well-established national and foreign companies in every aspect of the oil and gas production industry. We may not be able to compete effectively with these competitors, and customers may not buy any or all of the oil and gas that we expect to produce. Some of our competitors have longer operating histories, and significantly greater recognition in the market and financial and other resources, than we.

If we are unable to obtain additional funding, business operations will be harmed and if we do obtain additional financing, existing shareholders may suffer substantial dilution.

We will require additional funds to drill wells on our properties. We anticipate that we will require up to approximately $10,000,000 to fund continued operations for the next twelve months, depending on revenue, if any, from operations. Additional capital will likely be required to effectively support the operations and to otherwise implement our overall business strategy. We have raised some capital to date, including through the sale of the Debentures (discussed below), but we currently do not have any contracts or firm commitments for additional financing. There can be no assurance that additional financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may diminish our ability to continue to conduct our business operations. If we are unable to obtain additional financing, we will likely be required to curtail drilling and development plans and possibly cease operations. Any additional equity financing may involve substantial dilution to then existing shareholders.

Because we are small and do not have much capital, we may have to limit our exploration and developmental drilling activity which may result in a loss of your investment.

Because we are a small, exploration stage company and do not have much capital, we must limit our drilling activity. As such, we may not be able to complete a drilling program that is as thorough as we would like. In that event, existing reserves may go undiscovered. Without finding reserves, we cannot generate revenues and you may lose any investment you make in our shares.

If we are unable to continue to retain the services of Messrs. Randy M. Griffin, Ray L. Unruh and David L. Freeman or if we are unable to successfully recruit qualified managerial and field personnel having experience in oil and gas exploration, we may not be able to continue operations.

Success depends to a significant extent upon the continued services of Mr. Randy M. Griffin, the Chief Executive Officer, Ray L. Unruh, the President and David L. Freeman, the Executive Vice President of Oil & Gas Operations. Loss of the services of Messrs. Griffin, Unruh or Freeman could have a material adverse effect on growth, revenues, and prospective business. We plan to obtain, however, key-man insurance covering Messrs. Griffin, Unruh and Freeman. We cannot assure you, however, that this insurance will be available at a reasonable cost or at all. In order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and field personnel having experience in the oil and gas exploration business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find and attract new employees and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

We may have difficulty managing growth in our business.

Because of the relatively small size of our business, growth in accordance with our long-term business plans, if achieved, will place a significant strain on our financial, technical, operational and management resources. As we increase our activities and the number of projects we are evaluating or in which we participate, there will be additional demands on our financial, technical, operational and management resources. The failure to continue to upgrade our technical, administrative, operating and financial control systems or the occurrence of unexpected expansion difficulties, including the recruitment and retention of required personnel could have a material adverse effect on our business, financial condition and results of operations and our ability to timely execute our business plan.

As our properties are in the exploration stage, there can be no assurance that we will establish commercial discoveries on the properties.

Exploration for economic reserves of oil and gas is subject to a number of risk factors. Many properties that are explored are not ultimately developed into producing oil and/or gas wells. Our properties are in the exploration stage only and we have only preliminary third party engineering reports relating to an indication of proven, undeveloped reserves on the properties. We have not yet begun production at any well. Our existing wells may not yield commercial volumes of oil or gas and we may not establish any new commercial discoveries on any of the properties.

Production initiatives may not prove successful.

The primary target for production of natural gas in our Java Field property is the Marcellus Shale. The amount of natural gas that can be commercially produced from any shale gas reservoir depends upon the rock and shale formation quality, the original free gas content of the shales, the thickness of the shales, the reservoir pressure, the rate at which gas is released from the shales, the existence of any natural fractures through which the gas can flow to the well bore and the success of the fraccing of the formation.

There is no guarantee that the potential drilling locations we now have or may acquire in the future will ever produce commercial volumes of natural gas, which could have a material adverse effect upon our results of operations.

Prospects that we decide to drill may not yield natural gas in commercially viable quantities.

Our prospects are in various stages of preliminary evaluation, assessment and drilling and we only have reached the point where we have begun to drill at a limited number of the subject prospects. The use of seismic data, historical drilling logs, offsetting well information and other technologies and the study of producing fields in the same area will not enable us to know conclusively prior to drilling and testing whether natural gas will be present or, if present, whether natural gas or oil will be present in sufficient quantities or quality to recover drilling or completion costs or to be economically viable. In sum, the cost of drilling, completing and operating any wells is often uncertain and new wells may not be productive.

If production results from operations, we will be dependent upon transportation and storage services provided by third parties.

We will be dependent on the transportation services offered by various interstate and intrastate pipeline companies for the delivery and sale of gas production. Both the performance of transportation services by interstate pipelines and the rates charged for such services are subject to the jurisdiction of the Federal Energy Regulatory Commission or state regulatory agencies. An inability to obtain transportation services at competitive rates could hinder processing and marketing operations and/or affect our sales margins.

Any change to government regulation/administrative practices may have a negative impact on the ability to operate and profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter the ability of our company to carry on our business.

The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate profitably.

Current volatile market conditions and volatile energy prices may continue indefinitely, negatively affecting our business prospects and viability.

Commodities and capital markets have been under great stress and volatility during the past year in part due to the recession in the United States and the credit crisis affecting lenders and borrowers on a worldwide basis. As a result of this crisis, crude oil and natural gas prices have tumbled, causing companies to re-think existing strategies and new business ventures. We are vigilant of the situation unfolding and are planning our strategy to reflect these new market conditions. Nonetheless, we will not be immune to lower commodities prices. Our ability to exploit existing and acquire new leasehold projects may be compromised, and in a continuing environment of lower crude oil and natural gas prices, our future results of operations and market value could be affected negatively.

Difficult conditions in the global capital markets may significantly affect our ability to raise additional capital to continue operations.

The ongoing worldwide financial and credit crisis may continue indefinitely. Because of severely reduced market liquidity, we may not be able to raise additional capital when we need it. Because the future of our business will depend on our ability to explore and develop the natural gas resources on our existing leasehold properties and the completion the acquisition of one or more additional leasehold properties for which, most likely, we will need additional capital, we may not be able to complete such development and acquisition projects or develop or acquire revenue producing assets. As a result, we may not be able to generate income and, to conserve capital, we may be forced to curtail our current business activities or cease operations entirely.

Being a public company has increased our expenses and administrative workload.

As a public company, we must comply with various laws and regulations, including the Sarbanes-Oxley Act of 2002 and related rules of the SEC. Complying with these laws and regulations requires the time and attention of our board of directors and management, and increases our expenses. Among other things, we must:

•
maintain and evaluate a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

•	maintain policies relating to disclosure controls and procedures;

•	prepare and distribute periodic reports in compliance with our obligations under federal securities laws;

•	institute a more comprehensive compliance function, including with respect to corporate governance; and

•	involve to a greater degree our outside legal counsel and accountants in the above activities.

In addition, being a public company has made it more expensive for us to obtain director and officer liability insurance. In the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain this coverage. These factors could also make it more difficult for us to attract and retain qualified executives and members of our board of directors, particularly directors willing to serve on an audit committee which we expect to establish.

RISKS RELATED TO OUR COMMON STOCK

There currently is no public market for our Common Stock. Failure to develop or maintain a trading market could negatively affect the value of our Common Stock and make it difficult or impossible for you to sell your shares.

There is currently no public market for shares of our Common Stock and one may never develop. Our Common Stock is quoted on the OTC Bulletin Board operated by the National Association of Securities Dealers, Inc. The OTC Bulletin Board is a thinly traded market and lacks the liquidity of certain other public markets with which some investors may have more experience. We may not ever be able to satisfy the listing requirements for our Common Stock to be listed on an exchange, which are often a more widely-traded and liquid market. Some, but not all, of the factors which may delay or prevent the listing of our Common Stock on a more widely-traded and liquid market include the following: our stockholders’ equity may be insufficient; the market value of our outstanding securities may be too low; our net income from operations may be too low; our Common Stock may not be sufficiently widely held; we may not be able to secure market makers for our Common Stock, and we may fail to meet the rules and requirements mandated by the several exchanges and markets to have our Common Stock listed.

We cannot assure you that the Common Stock will become liquid or that it will be listed on a securities exchange.

Until our Common Stock is listed on a national securities exchange such as the New York Stock Exchange or the Nasdaq Stock Market, we expect our Common Stock to remain eligible for quotation on the OTCBB, or on another over-the-counter quotation system, or in the “pink sheets.” In those venues, however, an investor may find it difficult to obtain accurate quotations as to the market value of our Common Stock. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our Common Stock, which may further affect the liquidity of the Common Stock. This would also make it more difficult for us to raise capital.

Our Common Stock is subject to the “Penny Stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth:

•	the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of common stock and cause a decline in the market value of stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The price of our Common Stock may become volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our Common Stock is likely to be highly volatile and could fluctuate in response to factors such as:

•	actual or anticipated variations in our operating results;

•	announcements of developments by us or our competitors;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	adoption of new accounting standards affecting our Company’s industry;

•	additions or departures of key personnel;

•	sales of our Common Stock or other securities in the open market; and

•	other events or factors, many of which are beyond our control.

The stock market is subject to significant price and volume fluctuations. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against the company. Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and resources, which could harm our business and financial condition.

Compliance with U.S. securities laws, including the Sarbanes-Oxley Act, will be costly and time-consuming.

After completion of the Merger, we will continue as a reporting company under U.S. securities laws, and we will be obliged to comply with the provisions of applicable U.S. laws and regulations, including the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 and the related rules of the SEC, and the rules and regulations of the relevant U.S. market. Preparing and filing annual and quarterly reports and other information with the SEC, furnishing audited reports to stockholders and other compliance with these rules and regulations will involve a material increase in regulatory, legal and accounting expenses and the attention of management, and there can be no assurance that we will be able to comply with the applicable regulations in a timely manner, if at all.

We do not anticipate dividends to be paid on our Common Stock, and investors may lose the entire amount of their investment.

Cash dividends have never been declared or paid on the Common Stock, and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.

If securities analysts do not initiate coverage or continue to cover our Common Stock or publish unfavorable research or reports about our business, this may have a negative impact on the market price of our Common Stock.

The trading market for the Common Stock will depend on the research and reports that securities analysts publish about our business and the Company. We do not have any control over these analysts. There is no guarantee that securities analysts will cover the Common Stock. If securities analysts do not cover the Common Stock, the lack of research coverage may adversely affect its market price. If we are covered by securities analysts, and our stock is the subject of an unfavorable report, our stock price and trading volume would likely decline. If one or more of these analysts ceases to cover the Company or fails to publish regular reports on the Company, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

State Blue Sky registration: potential limitations on resale of the shares.

The holders of the shares of the Company and persons who desire to purchase the shares in any trading market that might develop in the future, should be aware that there may be significant state law restrictions upon the ability of investors to resell the securities. Accordingly, investors should consider the secondary market for the Company’s securities to be a limited one. It is the intention of our management to seek coverage and publication of information regarding the Company in an accepted publication which permits a “manuals exemption.” This manuals exemption permits a security to be sold by shareholders in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by that state. The listing entry must contain (i) the names of issuers, officers, and directors, (ii) an issuer’s balance sheet, and (iii) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. The principal accepted manuals are those published by Standard and Poor’s, and Mergent, Inc. Many states expressly recognize these manuals. A smaller number of states declare that they recognize securities manuals, but do not specify the recognized manuals. Among others, the following states do not have any provisions and, therefore, do not expressly recognize the manuals exemption: Alabama, California, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont, and Wisconsin.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our Common Stock.

Any future issuance of our equity or equity-backed securities may dilute then-current stockholders’ ownership percentages and could also result in a decrease in the fair market value of our equity securities, because our assets would be owned by a larger pool of outstanding equity. As described above, we may need to raise additional capital through public or private offerings of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock. We may also issue such securities in connection with hiring or retaining employees and consultants (including stock options issued under our equity incentive plans), as payment to providers of goods and services, in connection with future acquisitions or for other business purposes. Our Board of Directors may at any time authorize the issuance of additional common or preferred stock without common stockholder approval, subject only to the total number of authorized common and preferred shares set forth in our articles of incorporation. The terms of equity securities issued by us in future transactions may be more favorable to new investors, and may include dividend and/or liquidation preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect. Also, the future issuance of any such additional shares of common or preferred stock or other securities may create downward pressure on the trading price of the common stock. There can be no assurance that any such future issuances will not be at a price (or exercise prices) below the price at which shares of the common stock are then traded.

We may obtain additional capital through the issuance of preferred stock, which may limit your rights as a holder of our Common Stock.

Without any stockholder vote or action, our board of directors may designate and approve for issuance shares of our preferred stock. The terms of any preferred stock may include priority claims to assets and dividends and special voting rights which could limit the rights of the holders of the Common Stock. The designation and issuance of preferred stock favorable to current management or stockholders could make any possible takeover of the Company or the removal of our management more difficult.

Any failure to maintain effective internal control over our financial reporting could materially adversely affect us.

Section 404 of the Sarbanes-Oxley Act of 2002 will require us to include in our annual reports on Form 10-K, beginning with the Form 10-K for the fiscal year ending December 31, 2009, an assessment by management of the effectiveness of our internal control over financial reporting. In addition, our independent auditors must attest to and report on management’s assessment of the effectiveness of such internal control over financial reporting. While we intend to diligently and thoroughly document, review, test and improve our internal control over financial reporting in order to ensure compliance with Section 404, management may not be able to conclude that our internal control over financial reporting is effective. Furthermore, even if management were to reach such a conclusion, if our independent auditors are not satisfied with the adequacy of our internal control over financial reporting, or if the independent auditors interpret the requirements, rules or regulations differently than we do, then they may decline to attest to management’s assessment or may issue a report that is qualified. Any of these events could result in a loss of investor confidence in the reliability of our financial statements, which in turn could negatively impact the price of our common stock.

In particular, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal control over financial reporting, as required by Section 404. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to retain the services of additional accounting and financial staff or consultants with appropriate public company experience and technical accounting knowledge to satisfy the ongoing requirements of Section 404. We intend to review the effectiveness of our internal controls and procedures and make any changes management determines appropriate, including to achieve compliance with Section 404 by the date on which we are required to so comply.

As of December 31, 2008, our management assessed the effectiveness of our internal control over financial reporting based on the criteria for effective internal control over financial reporting established in Internal Control–Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and SEC guidance on conducting such assessments. Based on that evaluation, they concluded that, during the fiscal year ended December 31, 2008, such internal controls and procedures were not effective to detect the inappropriate application of US GAAP rules as more fully described below. This was due to deficiencies that existed in the design or operation of our internal controls over financial reporting that adversely affected our internal controls and that may be considered to be material weaknesses.

The matters involving internal controls and procedures that our management considered to be material weaknesses under the standards of the Public Company Accounting Oversight Board were: (1) lack of a functioning audit committee due to a lack of a majority of independent members and a lack of a majority of outside directors on our board of directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; (2) inadequate segregation of duties consistent with control objectives; and (3) ineffective controls over period end financial disclosure and reporting processes. The aforementioned material weaknesses were identified by our Chief Executive Officer in connection with the review of our financial statements as of December 31, 2008.

Nevertheless, our management has determined that all matters to be disclosed in this report have been fully and accurately reported. We are in the process of improving our processes and procedures to ensure full, accurate and timely disclosure in the current fiscal year, with the expectation of establishing effective disclosure controls and procedures and internal control over financial reporting as soon as reasonably practicable. However, any significant deficiencies in our control systems may affect our ability to comply with SEC reporting requirements and any applicable listing standards or cause our financial statements to contain material misstatements, which could negatively affect the market price and trading liquidity of our common stock and cause investors to lose confidence in our reported financial information, as well as subject us to civil or criminal investigations and penalties.

We are a holding company that depends on cash flow from our subsidiaries to meet our obligations and pay dividends.

We are a holding company with no material assets other than the stock of our wholly-owned subsidiaries, MEI and Mesa Energy Operating, LLC. Accordingly, we anticipate that all of our operations will be conducted by MEI (and any additional subsidiaries we may form or acquire). We currently expect that the earnings and cash flow of our subsidiaries will primarily be retained and used by them in their operations, including servicing any debt obligations they may have now or in the future. Therefore, our subsidiaries may not be able to generate sufficient cash flow to distribute funds to us in order to allow us to pay our obligations as they become due or, although we do not anticipate paying any dividends in the foreseeable future, pay future dividends on, or make any distributions with respect to, our common or other stock. Additionally, our ability to participate as an equity holder in any distribution of assets of any subsidiary upon liquidation is generally subordinate to the claims of creditors of the subsidiaries.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND PLAN OF OPERATIONS

The following management’s discussion and analysis should be read in conjunction with MEI’s historical financial statements and the related notes. The management’s discussion and analysis contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements in this Current Report. The Company’s actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Current Report. Please see “Forward-Looking Statements” and “Risk Factors” for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements.

As the result of the Merger and the change in business and operations of the Company from engaging in the acquisition and exploration of mining properties to engaging in exploration and production activities in the oil and gas industry, a discussion of the past financial results of Mesquite Mining is not pertinent, and the historical financial results of MEI, the accounting acquirer, prior to the Merger are considered the historical financial results of the Company.

The following discussion highlights our plan of operations and the principal factors that have affected our financial condition as well as our liquidity and capital resources for the periods described. This discussion contains forward-looking statements. The following discussion and analysis are based on MEI’s financial statements, which we have prepared in accordance with U.S. generally accepted accounting principles. You should read the discussion and analysis together with such financial statements and the related notes thereto.

The following discussion and analysis provides information which management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The discussion should be read in conjunction with our audited and unaudited financial statements and related notes and the other financial information included elsewhere in this report.

Poydras acquisition and sale of working interests

On January 1, 2008, we acquired Poydras Energy Partners, LLC, a Louisiana limited liability company now known as Poydras Energy, LLC (“Poydras”). Poydras is a New Orleans-based oil and gas operating company, whose primary asset is a leasehold interest in the Main Pass 35 Field, Plaquemines Parish, Louisiana (the “Main Pass 35 Project”). The Main Pass 35 Project was producing approximately 150 barrels of oil per day prior to being shut down in advance of Hurricane Katrina. The wells were undamaged but there was extensive damage to the processing facility.

We acquired a 50% member interest in Poydras from David L. Freeman who subsequently became our Executive Vice President – Oil & Gas Operations. In exchange, we issued 1,500,000 shares of our restricted common stock to entities controlled by him. The remaining 50% member interest in Poydras was acquired from our Chairman and CEO, Randy M. Griffin. For his member interest in Poydras, we issued a $100,000 promissory note to him, which we paid in full on April 4, 2008. The consideration paid to Mr. Griffin was his cost basis in such member interest, which he had recently acquired specifically for the transfer of such interest to us.

Subsequent to our acquisition of Poydras, which became a wholly owned subsidiary of MEI, Poydras entered into two Participation Agreements with respect to the Main Pass 35 Project. One of the Participation Agreements was with Roky Operating, LLC, which acquired a 40% working interest (30% net revenue interest). We recorded $300,000 of the $2,500,000 total proceeds from the sale to Roky as Advances from Joint Interest Owners. The remaining $2,200,000 receivable was attributable to the sale of the 40% working interest. Under “successful efforts” accounting, we first allocated the sale price to the carrying value of the property ($776,380), which reduced it to zero. The remaining balance of $1,423,620 was recorded as gain on sale of assets. $1,900,000 of the receivable was received on April 4, 2008, and the remaining $300,000 was received on June 25, 2008.

The other Participation Agreement was with Hayhurst Investments, Ltd. (“Hayhurst”), which acquired a 3% working interest (2.25% net revenue interest) for $90,000, of which $50,000 was paid to Poydras prior to the end of 2007 and $40,000 was paid to MEI in January of 2008 after the closing of its acquisition of Poydras. $40,000 was recorded as gain on sale of assets representing the balance of proceeds from the sale of 3% of the project to Hayhurst. In addition, Hayhurst was granted an option to acquire up to an additional 7% working interest (5.25% net revenue interest) in the Main Pass 35 Project. The option originally was to expire on March 31, 2008, but was extended through April 30, 2008. Pursuant to a verbal extension, the option was exercised on May 1, 2008 for net proceeds of $210,000. Such proceeds were recorded as Gain on Sale of Oil and Gas Properties.

MEI expended $1,566,167 in development cost during the year ended December 31, 2008 and $436,037 in additional development costs during the first six months of 2009. MEI concluded that it did not have adequate resources to continue its development of the Main Pass Project and the IP #1 well. Accordingly, on June 1, 2009, MEI sold 100% of its member interest in Poydras Energy, LLC (“Poydras”) to St. Francisville Oil & Gas, LLC (“St. Francisville”). St. Francisville agreed to assume all the assets and related liabilities of the Main Pass 35 Project and the IP #1 well, which amounted to $2,627,655 of assets and $1,475,658 of liabilities. MEI recognized a loss of $1,151,997 on the transaction as detailed in the table below.

Assets assumed by purchaser (St. Francisville):
Oil and gas properties	$2,026,825
Prepaid asset retirement cost	600,830
Total assets assumed	2,627,655

Liabilities assumed by purchaser:
Accounts payable	733,178
Recompletion deposits	300,000
Asset retirement obligation	442,480
Total liabilities assumed	1,475,658

Loss on sale of Poydras Energy, LLC	$(1,151,997)

Revenue

Mesa Energy Holdings, Inc., is an exploration stage company and, as of the date of this Form 8-K, has not yet commenced production.

Operating Expenses

Operating expenses to date have consisted primarily of general and administrative expenses consisting of legal and professional expenses, audits, filings and promotional and other expenses related to our public company efforts, as well as legal, prospect, and finance fees related to the acquisition of Poydras and the Main Pass 35 Project and the subsequent sale of 50% of the working interest to Roky and Hayhurst.

Other Expenses

Other expenses consist of interest income and interest expense. Interest expense is from interest paid on our convertible note as well as the accrual of interest on related party debt.

Comparison between Fiscal Years Ended December 31, 2008 and 2007

Revenue

Mesa Energy Holdings, Inc. is an exploration stage company and, as of the date of this Form 8-K, has not yet commenced production.

Operating Expenses

Operating expenses excluding the gain on the sale of oil and gas properties for the year ended December 31, 2008 were $1,517,404, an increase of $1,256,327 from $261,077 for the year ended December 31, 2007. The increase was primarily due to (1) higher legal and professional fees and other general and administrative expenses having been incurred in 2008 for work related to a proposed offering that was not consummated, (2) prospect and finance fees related to the acquisition of the Main Pass property and the sale of a 40% working interest to Roky, and (3), the expensing of the capitalized asset value of the Frenchy Springs property as a result of plugging and abandoning the well in November 2008. We will continue our efforts to manage administrative costs going forward.

Loss or gain on sale of oil and gas properties

In 2008, following MEI’s acquisition of Poydras as a wholly owned subsidiary, Poydras entered into two Participation Agreements with respect to the Main Pass 35 Project. The two Participation agreements with Roky Operating, LLC and Hayhurst Investments, Ltd resulted in a gain of $1,673,620 being recorded in 2008.

Depreciation and Amortization

Depreciation, depletion, amortization, accretion, and impairment expense for the years ended December 31, 2008 and 2007 was $39,100 and $28,554, primarily due to the expiration of non-essential mineral leases.

Interest Income and Expense

Interest expense was $63,820 for the year ended December 31, 2008 as compared to interest expense of $246,350 for the year ended December 31, 2007, a decrease of $182,530. The decrease was due to $187,427 of non-cash debt discount charged to interest expense related to warrants issued in association with the convertible debt and interest on the convertible debt of $250,000 and related party debt of $487,400 in 2007. Interest income for the same periods was $22,104 and $487.

Comparison between Six Months Ended June 30, 2009 and 2008

Revenue

Mesa Energy Holdings, Inc. is an exploration stage company and, as of the date of this Form 8-K, has not yet commenced production.

Operating Expenses

Operating expenses excluding loss or gain on sale of gas properties for the six months ended June 30, 2009 were $238,665, a decrease of $487,987 from $726,652 for the six months ended June 30, 2008. This decrease was primarily due to prospect and finance fees in the first six months of 2008 related to the acquisition of the Main Pass property and the sale of 40% working interest it Roky

Loss or gain on sale of oil and gas properties

The company recorded a loss in 2009 of $1,151,997 on the sale of its 100% member interest in Poydras to St. Francisville Oil & Gas, LLC. St. Francisville agreed to assume all assets and related liabilities of the Main Pass 35 Project and the IP #1 well. In 2008 following MEI’s acquisition of Poydras as a wholly owned subsidiary, Poydras entered into two Participation Agreements with respect to the Main Pass 35 Project. The two Participation agreements with Roky Operating, LLC and Hayhurst Investments, Ltd resulted in a gain of $1,673,620 being recorded in 2008.

Depreciation and Amortization

Depreciation, amortization, and impairment expense of $18,739 was recognized for the six months ended June 30, 2009 compared to depreciation, amortization, and impairment expense of $148 for the six months ended June 30, 2008, an increase of $18,591. This increase is due to the accretion of the Main Pass #35 property.

Interest Income and Expense

Interest expense was $28,644 for the six months ended June 30, 2009, as compared to interest expense of $39,626 for the six months ended June 30, 2008, a decrease of $10,982. The decrease was due to additional related party debt incurred in the first half of 2008. Interest income for the six months ended June 30, 2009 was $617, a decrease of $7,584 over the same period in 2008. This decrease was related to the significant cash balances associated with the sale of the Main Pass 35 Project in 2008.

Comparison between Three Months Ended June 30, 2009 and 2008

Revenue

Mesa Energy Holdings, Inc. is an exploration stage company and, as of the date of this Form 8-K, has not yet commenced production.

Operating Expenses

Operating expenses excluding loss or gain on sale of gas properties for the three months ended June 30, 2009 were $90,983, a decrease of $2,037 from the same period in 2008. The decrease was primarily due to decreased general and administrative cost.

Depreciation and Amortization

Depreciation, amortization, accretion and impairment expense of $18,665 was recognized for the three months ended June 30, 2009 compared to depreciation, amortization and impairment expense of $74 for the three months ended June 30, 2008, an increase of $18,591. This increase is due to the accretion of the Main Pass #35 property.

Interest Income and Expense

Interest expense was $14,415 for the three months ended June 30, 2009, as compared to interest expense of $21,220 for the three months ended June 30, 2008, a decrease of $6,805. The difference was due to additional related party debt incurred in the first half of 2008. The difference in interest income for the same periods was related to the significant cash associated with the sale of the Main Pass 35 Project.

Plan of Operations and Capital Requirements

The proceeds from the PPO have allowed us to complete the Merger and acquire the Java Field. However, additional capital will be required to implement the plan for development of the field. We will require additional funding of $1,000,000 to $1,500,000 to provide the capital for the initial phase of development of the Java Field, as well as the general and administrative capital needs of the company through the first quarter of 2010. The initial phase of development of the Java Field will include an attempt to enhance the existing production in the Java Field as well as testing of the Marcellus Shale, either by re-entering an existing well or by drilling a new well. That effort will proceed as soon as funds are available. Additional capital of approximately $10,000,000 will be required to fund the second phase of development of the property, and we plan to raise that capital through additional sales of equity or debt securities in the fourth quarter of 2009 or the first quarter of 2010. There can be no assurance, however, that such financing will be available to us or, if it is available, that it will be available on terms acceptable to us and that it will be sufficient to fund our needs. If we are unable to obtain this financing, we may not be able to proceed with the second phase of development of the Java Field.

We are an exploration stage company and have not yet commenced production. However, we expect two wells in our Coal Creek project to be completed and producing by the end of September 2009, and we expect to begin receiving revenue from those wells in November 2009. Less than $10,000 should be required to fund our portion of the final completion costs associated with the Gipson #1. In addition, seventeen of the wells included in the acquisition of the Java Field are currently producing at a low rate, and we should also begin to receive revenue from those wells in November. See “Description of Business—Java Field Natural Gas Development Project – Wyoming County, New York—Economics.”

In addition to our planned drilling programs for the Java Field and the Coal Creek prospect, and contingent upon our ability to raise additional capital, we may engage in additional expenditures over the next 12 months for new land and drilling rights acquisitions and related drilling programs. We are not yet ready to move forward on any particular project and would require additional financing in order to proceed with any such project. There can be no assurance, however, that financing for one or more of these future projects will be available to us or, if it is available, that it will be available on terms acceptable to us and that it will be sufficient to fund our needs. If we are unable to obtain the financing necessary to support these expenditures, we may not be able to proceed with this aspect of our plan of operation.

If the testing of the Marcellus Shale in the Java Field is as successful as we expect, we will likely hire additional administrative and/or field personnel in the first quarter of 2010.

Liquidity and Capital Resources

Overview

Due to our brief history and historical operating losses, our operations have not been a source of liquidity, and our sources of liquidity primarily have been debt and proceeds of the sale of common stock and working interest in properties we have acquired. Although we expect to begin generating revenues from the sale of natural gas from our wells in the fourth quarter of 2009, there can be no assurances that we will be successful in reaching this milestone in a timely fashion or that we will be able to generate sufficient liquidity from the sale of our natural gas to fund our operations. If we cannot generate revenues from the sale of our natural gas, our business, results of operations, liquidity and financial condition may suffer materially.

Various factors outside of our control, including the price of oil and natural gas, overall market and economic conditions, the downturn and volatility in the US equity markets and the trading price of our common stock may limit our ability to raise the capital needed to execute our plan of operations. We recognize that the US economy is currently experiencing a period of uncertainty and that the capital markets have been depressed from recent levels. We also recognize that the price of oil and natural gas has decreased significantly during the last several months and that natural gas, unlike oil, has yet to recover. If the price of natural gas remains depressed and the markets remain volatile, we realize that these or other factors could adversely affect our ability to raise additional capital. As a result of an inability to raise additional capital, our short-term or long-term liquidity and our ability to execute our plan of operations could be significantly impaired.

As of June 30, 2009, we had a working capital deficit of $374,989 as compared to a working capital deficit of $1,220,655 as of December 31, 2008. The reduction in working capital deficit was primarily attributable to the sale of Poydras Energy, LLC and the reduction in accounts payable associated therewith. Our current assets decreased by $1,601,775 for the period ended June 30, 2009, as compared to the period ended December 31, 2008. This decrease in current assets was also attributable to the sale of Poydras Energy, LLC as well as a reduction of cash balances during the period.

As of December 31, 2008, the outstanding balance of principal and accrued interest on debt was $777,247. As of June 30, 2009, the outstanding balance of principal and accrued interest on debt was $816,973, a net increase of $39,726. This net increase was primarily due to accrued interest as well as additional loans from our CEO to fund ongoing operations until we can generate sufficient revenues from operations to meet our working capital requirements.

Cash and Accounts Receivable

Cash decreased by $311,947 to $0 at June 30, 2009 compared to December 31, 2008 primarily due to vendor payments and normal general and administrative expenses of the Company.

Liabilities

Accounts payable and accrued expenses increased by $374,496 to $445,355 at December 31, 2008 from $70,859 at December 31, 2007 and decreased by $389,739 to $ 55,616 at June 30, 2009, from $445,355 at December 31, 2008. The decrease was attributable to the assumption of all liabilities by St. Francisville Oil and Gas in the sale of the company’s member interest in Poydras.

The outstanding balance of $250,000 in convertible debt did not change in 2008 or in the six months ended June 30, 2009. Notes Payable to related parties decreased $26,200 from $487,400 on December 31, 2007 to $451,400 on December 31, 2008 as a result of the payback of loans from our CEO. This balance increased by $26,200 as of June 30, 2009 to $477,600 as a result of additional loans from our CEO.

Cash Flows

For the six months ended June 30, 2009, the net cash used by operating activities of $136,059 reflected working capital requirements to fund operating and general and administrative activities until such time as we begin generating revenues from operations.

For the year ended December 31, 2008, net cash used by operating activities of $696,771 resulted from a net income of $115,179, offset by gain on the sale of assets and increases in accounts payable and accrued expenses.

For the six months ended June 30, 2009, net cash used by investing activities was $202,088 compared to net cash provided by investing activities of $2,370,130 for the same period in 2008. The principal investing activity in the first six months of 2008 relates to proceeds of $2,450,000 from the sale of a working interest in the Main Pass 35 Project.

For the year ended December 31, 2008, net cash provided by investing activities was $1,217,275, compared to net cash used of $18,825 for the year ended December 31, 2007. Net cash provided for the year ended December 31, 2008 relates to proceeds from the sale of a working interest in the Main Pass 35 Project and cash used for development cost for oil and gas properties.

For the six months ended June 30, 2009, net cash provided by financing activities was $26,200, compared to net cash used by financing activities of $241,500 for the six months ended June 30, 2008, primarily as a result principal payments made on debt from related parties for 2008, compared to proceeds received from issuance of debt for the six months ended June 30, 2009 to fund ongoing operations.

Net cash used by financing activities totaled $236,000 for the year ended December 31, 2008, compared to net cash provided of $244,200 for the year ended December 31, 2007. The difference is due to principal payments for related party debt in 2008 compared to borrowing from a related party and the proceeds of $208,200 from the sale of stock in 2007.

Off-Balance Sheet Arrangements

We have no off-balance sheets arrangements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of August 31, 2009, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. Our only class of voting securities is the Common Stock. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of Common Stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement. Other than the Merger, to our knowledge, there is no arrangement, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

Unless otherwise indicated in the following table, the address for each person named in the table is c/o Mesa Energy Holdings, Inc., 5220 Spring valley Road, Suite 525, Dallas, TX 75254.

Title of Class: Common Stock
Name and Address of Beneficial Owner	Amount of Beneficial Ownership[1]		Percentage of Class[2]

Randy M. Griffin	8,539,841	(3)	21.8%
Ray L. Unruh	7,162,271	(4)	18.3%
David L. Freeman	4,821,500	(5)	12.3%

All directors and officers as a group	20,523,612		52.5%

Gottbetter Capital Group, Inc. 488 Madison Avenue, 12th Floor New York, NY 10022	3,500,000		9.0%

Marlifran Investments LLC 8 Hop Brook Lane Holmdel, NJ 07733	3,500,000		9.0%

NBM Investments, LLC 460 Punto Vallata Drive Henderson, NV 89011	3,500,000		9.0%

Theory Capital Corp. 7304 Enchanted Rock Ave. Las Vegas, NV 89113	3,500,000		9.0%

[1]
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes having or sharing voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of August 31, 2009, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

[2]	Percentages are based upon 39,105,700 shares of Common Stock issued and outstanding as of August 31, 2009, after giving effect to the Merger and the Split Off.

[3]	Includes 1,735,740 shares owned by Amagosa Investments Ltd., of which Mr. Griffin has voting and investment control over shares held by such entity.

[4]
Includes 551,030 shares owned by Ray L. Unruh Profit Sharing Plan, of which Mr. Unruh is a trustee and has voting and investment control over shares held by such entity, and 2,632,539 shares owned by Unruh & Unruh Properties Ltd., of which Mr. Unruh has voting and investment control over shares held by such entity.

[5]
Consists of 3,471,480 shares owned by Freeman Energy LLC and 1,350,020 shares owned by H S Investments LLC, both of which Mr. Freeman has voting and investment control over shares held by such entities.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Below are the names and certain information regarding the Company’s executive officers and directors who were appointed upon the closing of the Merger:

Name	Age	Position(s)	Date Named to Board of Directors

Randy M. Griffin	56	Chairman of the Board and Chief Executive Officer	August 31, 2009

Ray L. Unruh	62	President, Secretary, Acting Chief Financial Officer and Director	August 31, 2009

David L. Freeman	51	Executive Vice President – Oil and Gas Operations

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Pursuant to the terms of the Merger Agreement, the Company and MEI agreed that the Company’s Board of Directors, as of the closing of the Merger, would consist of three members. Our Board of directors is now comprised of three members, two of whom have been designated by MEI and one is to be designated by the stockholders of Mesquite Mining before the Merger pursuant to the terms of the Merger Agreement. Executive officers are appointed by the Board of Directors and serve at its pleasure.

The principal occupation and business experience during the past five years for our executive officers and directors is as follows:

Randy M. Griffin has served as our Chairman of the Board of Directors and Chief Executive Officer since August 31, 2009. He has served as MEI’s Chairman of the Board and Chief Executive Officer since its inception in March 2006. Mr. Griffin’s responsibilities include oversight of the business and administrative activities of our company as well as direction of the ongoing effort to identify, acquire, and develop high-quality drilling and production prospects. He performed the same functions for MEI’s predecessor entity, Mesa Energy, LLC, from its inception in April 2003. From March 2001 until March 2003, Mr. Griffin was associated with a Dallas-based group of companies engaged in oil and gas exploration and development, pipeline development and construction, land management and lease acquisition. During that period, he served as President of Southwest Land Management, L.P., and Americo Gas Pipeline, LLC, where he was responsible for prospect and lease generation, land management and pipeline development. He also served as chief operating officer of an affiliate of those entities, Santa Fe Petroleum, LLC. Mr. Griffin graduated from East Texas State University in May 1975 with a degree in Finance and Business Management.

Ray L. Unruh has served as our President, Secretary, Acting Chief Financial Officer and a director since August 31, 2009. He has served in the same positions with MEI since its inception in March 2006. Mr. Unruh’s responsibilities include oversight and management of company operations including drilling and land management. He performed the same functions for MEI’s predecessor entity, Mesa Energy, LLC, from its inception in April 2003. From March 1999 until March 2003, Mr. Unruh served as Vice-President of Santa Fe Petroleum, L.L.C. and President of its operating affiliate, TexTron Southwest, LLC. Mr. Unruh left Santa Fe Petroleum, LLC and TexTron Southwest, LLC, in March 2003 with Mr. Griffin to form and operate Mesa Energy, LLC. Previously, Mr. Unruh performed management and financial consulting services for Texas Northern Oil Company in the early 1990’s and Phoenix Resources, LLC from 1995 to 1998. He owned and operated Red River Energy and Supply Company, an oil field equipment company in the early 1980’s. Mr. Unruh attended Oklahoma State University, where he majored in Business Administration and Finance.

David L. Freeman has served as our Executive Vice President – Oil and Gas Operations since August 31, 2009. He has served in the same position with MEI since January 1, 2008.  Mr. Freeman has over thirty years experience in oil and gas operations, business development, and property transactions.  From 2003 until July, 2005, Mr. Freeman worked as an acquisition consultant to Celebrex Energy, LLC.  Early in his career, Mr. Freeman received extensive training in Electronics Technology and Business Management at Delgado Junior College, Port Sulphur Vo-Tech School, and Our Lady of Holy Cross College, as well as 500 hours of professional training in petroleum production operations at the Petroleum Institute of Technology (PETEX).

We intend to hire independent geologists, engineers, landmen and various subcontractors on an as-needed basis.  We have not entered into any negotiations or contracts with any of them.

Involvement in Certain Legal Proceedings

During the past five years, none of the above individuals has:

•
been subject to a petition under the federal bankruptcy laws or any state insolvency law, filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

•	been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

▪
acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

▪	engaging in any type of business practice; or

▪	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

•
been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to act as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity, or to be associated with persons engaged in any such activity;

•
been found by a court of competent jurisdiction in a civil action or by the Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated; or

•
been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent” and, as a result, we are not at this time required to (and we do not) have our Board of Directors comprised of a majority of “Independent Directors.”

Board Committees

The Company currently has not established any committees of the Board of Directors.  Our Board of Directors may designate from among its members an executive committee and one or more other committees in the future.  We do not have a nominating committee or a nominating committee charter.  Further, we do not have a policy with regard to the consideration of any director candidates recommended by security holders.  To date, no security holders have made any such recommendations.  The entire Board of Directors performs all functions that would otherwise be performed by committees.  Given the present size of our board it is not practical for us to have committees.  If we are able to grow our business and increase our operations, we intend to expand the size of our board and allocate responsibilities accordingly.

Audit Committee Financial Expert

We have no separate audit committee at this time.  The entire Board of Directors shall oversee our audits and auditing procedures.

Code of Ethics

The Company currently has not adopted a written code of ethics.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation paid or accrued by us during the fiscal year ended December 31, 2008 to (i) all individuals that served as our principal executive officer or acted in a similar capacity for us at any time during the fiscal year ended December 31, 2008; (ii) all individuals that served as our principal financial officer or acted in a similar capacity for us at any time during the fiscal year ended December 31, 2008; and (iii) all individuals that served as executive officers of ours at any time during the fiscal year ended December 31, 2008 that received annual compensation during the fiscal year ended December 31, 2008 in excess of $100,000.

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Beverly Frederick, President, Secretary and Treasurer(1)	-	-	-	-	-	-	-	-	-

(1)
Effective upon the closing of the Merger on August 31, 2009, Ms. Frederick resigned as our sole officer and director, and Mr. Griffin was appointed our Chief Executive Officer and Mr. Unruh was appointed our President.

Outstanding Equity Awards at Fiscal Year-End

We have one compensation plan approved by our stockholders, the 2009 Plan.  As of the date hereof, we have not granted any awards under the 2009 Plan.  We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.

Except as indicated below, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers listed above.

Employment Agreement

In connection with the Merger, the Company entered into an employment agreement with Randy M. Griffin with the following terms:

The Company entered into an employment agreement with Mr. Griffin to serve as Chairman of the Board of Directors and Chief Executive Officer, effective August 31, 2009.  Pursuant to the agreement, Mr. Griffin will receive annual compensation of $120,000 for the first year of employment, $150,000 for the second year and $180,000 for the third year and any years thereafter unless adjusted by the Board within its sole discretion.  In addition, Mr. Griffin is entitled to participate in any and all benefit plans, from time to time, in effect for the Company employees, along with vacation, sick and holiday pay in accordance with policies established and in effect from time to time. In the event that Mr. Griffin terminates the employment agreement for Good Reason (as defined therein) or the Company terminates the employment agreement without Cause (as defined therein), Mr. Griffin will be entitled to any earned but unpaid base salary and unpaid pro rata annual bonus and continued coverage, at the Company’s expense, under all benefits plans in which he was a participant immediately prior to his last date of employment with the Company for a period of one year following the termination of employment.  The term of the employment agreement is for a period of three years and automatically renews for one year periods thereafter unless terminated pursuant to the agreement.

Director Compensation

Directors are elected by a plurality of the votes cast at the annual meeting of stockholders and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors individually or collectively consent in writing to the action.

Currently, directors are not compensated for their services, although their expenses in attending meetings may be reimbursed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 3, 2007, a total of 1,500,000 shares of Common Stock were issued to Beverly Frederick, the Company’s former sole officer and director, in exchange for $15,000, or $0.01 per share.

Mesa Energy, Inc. was originally incorporated as North American Risk Management, Inc., on January 24, 2001, in the State of Colorado.  On February 13, 2006, the name was changed to Mesa Energy, Inc.

On January 1, 2006, Mesa Energy, LLC, a Texas limited liability company (“Mesa LLC”), an entity owned by Sycamore Resources, Inc. (f/k/a Falcon Petroleum, Inc.) (“Sycamore”), an entity owned by Randy M. Griffin, MEI’s Chairman of the Board and Chief Executive Officer, and Cherokee Financial Corp., an entity owned by Ray L. Unruh, MEI’s President, acquired Mesa Energy Operating, LLC, a Texas limited liability company, from Sycamore and Canyon Operating, LLC, an entity owned by Ray L. Unruh.  On March 3, 2006, Mesa Energy, Inc. was the surviving entity in a merger with Mesa LLC.  Subsequently, Mesa Energy, Inc. was re-incorporated in the State of Nevada by merging into Mesa Energy, Inc., a Nevada corporation, on March 13, 2006.

On April 1, 2005, MEI issued a promissory note to Sycamore Resources, Inc., an entity controlled by Randy M. Griffin.  The note bears interest at 6% per annum and with a maturity date of March 31, 2007, which has been extended to May 31, 2012.  As of August 31, 2009, the outstanding principal amount under the note was $238,000.

On April 1, 2005, MEI issued a promissory note to Cherokee Financial Corporation, an entity controlled by Ray L. Unruh.  The note bears interest at 6% per annum and with a maturity date of March 31, 2007, which has been extended to May 31, 2012.  As of August 31, 2009, the outstanding principal amount under the note was $213,400.

On January 1, 2008, MEI acquired Poydras Energy Partners, LLC, a Louisiana operating company now known as Poydras Energy, LLC (“Poydras”), along with its principal asset, the Main Pass 35 Project.  MEI acquired 50% of its interest in Poydras from Randy M. Griffin, MEI’s Chairman of the Board and Chief Executive Officer, in exchange for a $100,000 promissory note.  The note bore interest at 6% and was paid in full on April 4, 2008.  MEI issued 1,500,000 shares of its common stock to acquire the remaining 50% interest from Freeman Energy, LLC (1,000,000 shares) and HS Investments (500,000 shares), affiliates of David L. Freeman, MEI’s Executive Vice President – Oil and Gas Operations.  On June 1, 2009, MEI transferred 100% of its member interest in Poydras to St. Francisville Oil & Gas, LLC.  The transferee agreed to the full and complete assumption and acceptance of all liabilities of Poydras.

At the end of 2008, MEI sold 10% of the working interest in International Paper #1, a well located in the Ansley Field in Hancock County, Mississippi, to Sycamore Resources, Inc., an entity owned by Randy M. Griffin, and 10% of the working interest in the well to Cherokee Financial Corp., an entity owned by Ray L. Unruh.  This well was included in the Poydras transaction above and the lease is in the process of being assigned to Poydras.

On June 17, 2009, Sycamore Resources, Inc., an entity owned by Randy M. Griffin, entered into the Purchase and Sale Agreement with Hydrocarbon Generation, Inc. to acquire the Java Field in Wyoming County, NY.  The purchase price is $330,000.  Sycamore assigned the Java Field to the Company upon the consummation of the Merger.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Our common stock currently trades on the Over-The-Counter Bulletin Board under the symbol “MSEH.OB.” However, no shares of common stock have been traded to date, and there has been no “bid” or “ask” price for our common stock. As of the date of this Report, we had 39,105,700 shares of common stock outstanding held by approximately 37 shareholders of record.  To date, we have not paid dividends on our common stock.

We have no outstanding shares of preferred stock.

Trades in our Common Stock may be subject to Rule 15g-9 under the Exchange Act, which imposes requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction before the sale.

The SEC also has rules that regulate broker/dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities listed on certain national exchanges, provided that the current price and volume information with respect to transactions in that security is provided by the applicable exchange or system). The penny stock rules require a broker/dealer, before effecting a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing before effecting the transaction, and must be given to the customer in writing before or with the customer’s confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for shares of Common Stock. As a result of these rules, investors may find it difficult to sell their shares.

Dividend Policy

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on the Common Stock in the foreseeable future.  Also, the terms of the Convertible Notes restrict our ability to pay dividends.  (See “Description of Securities—10% Secured Convertible Promissory Notes” below.) We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

Securities Authorized for Issuance under Equity Compensation Plans

The Company had no equity compensation plans as of the end of fiscal year 2008.

On August 20, 2009, our Board of Directors of the Company adopted, and on August 21, 2009, our stockholders approved, the 2009 Equity Incentive Plan, which reserves a total of 5,000,000 shares of our Common Stock for issuance under the 2009 Plan. If an incentive award granted under the 2009 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2009 Plan.

In addition, the number of shares of Common Stock subject to the 2009 Plan, any number of shares subject to any numerical limit in the 2009 Plan, and the number of shares and terms of any incentive award are expected to be adjusted in the event of any change in our outstanding Common Stock by reason of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

Administration

The compensation committee of the Board, or the Board in the absence of such a committee, will administer the 2009 Plan. Subject to the terms of the 2009 Plan, the compensation committee has complete authority and discretion to determine the terms of awards under the 2009 Plan.

Grants

The 2009 Plan authorizes the grant to participants of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Internal Revenue Code (as amended, the “Code”) and stock appreciation rights, as described below:

•
Options granted under the 2009 Plan entitle the grantee, upon exercise, to purchase a specified number of shares from us at a specified exercise price per share. The exercise price for shares of Common Stock covered by an option cannot be less than the fair market value of the Common Stock on the date of grant unless agreed to otherwise at the time of the grant.

•
Restricted stock awards and restricted stock units may be awarded on terms and conditions established by the compensation committee, which may include performance conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

•
The compensation committee may make performance grants, each of which will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable, and other terms and conditions.

•
The 2009 Plan authorizes the granting of stock awards. The compensation committee will establish the number of shares of Common Stock to be awarded and the terms applicable to each award, including performance restrictions.

•
Stock appreciation rights (“SARs”) entitle the participant to receive a distribution in an amount not to exceed the number of shares of Common Stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of Common Stock on the date of exercise of the SAR and the market price of a share of Common Stock on the date of grant of the SAR.

Duration, Amendment, and Termination

The Board has the power to amend, suspend or terminate the 2009 Plan without stockholder approval or ratification at any time or from time to time. No change may be made that increases the total number of shares of Common Stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within one year. Unless sooner terminated, the 2009 Plan would terminate ten years after it is adopted.

As of the date hereof, no grants have been issued under the 2009 Plan.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 300,000,000 shares of common stock, $0.0001 par value, and 10,000,000 shares of preferred stock, $0.0001 par value. As of the date of this Report, we had 39,105,700 shares of common stock issued and outstanding, and no shares of preferred stock issued and outstanding.

Common Stock

The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding share of common stock is duly and validly issued, fully paid and non-assessable.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by our Board of Directors prior to the issuance of any shares thereof. Preferred stock will have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation.

While we do not currently have any plans for the issuance of preferred stock, the issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

•	Restricting dividends on the common stock;

•	Diluting the voting power of the common stock;

•	Impairing the liquidation rights of the common stock; or

•	Delaying or preventing a change in control of the Company without further action by the stockholders.

Other than in connection with shares of preferred stock (as explained above), which preferred stock is not currently designated nor contemplated by us, we do not believe that any provision of our charter or bylaws would delay, defer or prevent a change in control.

10% Secured Convertible Promissory Notes

The Convertible Notes issued in the PPO have an aggregate a principal amount of $500,000, are due on August 31, 2011 (or earlier upon certain events of default) and bear interest at 10% per annum, payable semi-annually on December 31 and June 30 in each year (with the first interest payment being due and payable on December 31, 2009).  Interest will be paid in shares of the Common Stock valued for this purpose at 90% of the volume weighted average price of the Common Stock for the ten trading days preceding but not including the relevant interest payment date.  The Company shall have the right to redeem at time and from time to time, upon prior notice, all or any portion of the outstanding principal amount of the Convertible Notes, without penalty, for 100% of the principal being redeemed plus accrued and unpaid interest.

Holders of Convertible Notes are entitled, at their option, to convert all or any part of the principal amount of the Convertible Notes into shares of Common Stock at a conversion price of $0.25 per share, subject to adjustment in certain circumstances.  The Convertible Notes contain a standard “blocker” provision so that no holder shall have the right to convert any portion of its Convertible Notes to the extent that, after giving effect to such conversion, the holder and its affiliates would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion.  By written notice to the Company, a holder may increase or decrease such percentage to any other percentage, provided that any such increase will not be effective until the sixty-first (61st) day after such notice is delivered and such percentage will not, in any event, exceed 9.99%.

The Convertible Notes are secured by a first lien on substantially all of the assets of the Company.

So long as any Convertible Notes remain outstanding, the Company may not:

•
grant or allow any security interest to be taken in any assets of the Company or its subsidiaries; or issue any debt, equity or other instrument which would give the holder thereof a right in any assets of the Company or its subsidiaries or any right to payment equal to or superior to any right of the holders of the Convertible Notes, or issue or incur any debt not in the ordinary course of business;

•
create, assume or permit to exist any lien on any property or assets (including stock or other securities of the Company) now owned or hereafter acquired by it, except certain purchase price financing in real property or equipment and certain other customary exceptions;

•	amend its certificate of incorporation, bylaws or its charter documents so as to materially and adversely affect any rights of the holders of the Convertible Notes;

•
repay, repurchase or otherwise acquire or make any dividend or distribution in respect of any of its Common Stock, preferred stock, or other equity securities other than to the extent permitted or required with respect to the Convertible Notes;

•
engage in any transactions with any officer, director, employee or any affiliate of the Company, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee, in each case in excess of $100,000, except for payment of salary, or fees for services rendered, reimbursement for expenses incurred on behalf of the Company, and for other employee benefits; or

•
prepay or redeem any financing related debt or past due obligations or securities outstanding as of the Closing Date, or past due obligations, except with respect to vendor obligations or any such obligations which must be repaid to avoid disruption of the Company’s businesses.

Options

As of the date hereof, the Company has not issued any options.

Warrants

As of the date hereof, the Company has no warrants outstanding.

MEI’s Convertible Promissory Note

On September 29, 2006, MEI issued a convertible promissory note in the principal amount of $250,000 to Denton Management Company LLC (the “Denton Note”).  The note bears interest at 12% per annum and with a maturity date of September 30, 2009.  The note provides the holder a right to convert any or all of the outstanding debt to MEI’s common shares, at $0.50 per share, any time prior to the maturity date.  The holder has agreed that, upon the closing of the Merger, the note will cease to be convertible into MEI’s company shares and will become convertible into such number of shares of the Company’s Common Stock as is equal to the number of MEI’s company shares into which the note is then convertible multiplied by the Common Conversion Ratio (as defined in the Merger Agreement) (with any fraction resulting from such multiplication to be rounded to the nearest whole number, and with 0.5 shares rounded upward to the nearest whole number), and the conversion price per share of the Company’s Common Stock will be equal to the conversion price under the note prior to the closing of the Merger divided by the Common Conversion Ratio.

In connection with issuance of the note, MEI granted Denton Management LLC a warrant to purchase 300,000 MEI’s common shares exercisable at $0.50 per share.  In connection with the Merger, the holder agreed to exchange the warrant for 300,000 MEI’s common shares for no additional consideration.

Convertible Securities

As of the date hereof, the Company has not issued any convertible securities other than the Convertible Notes and the Denton Note.

Registration Rights

The Company granted registration rights to the investors purchasing Convertible Notes in the PPO.  The Company is required to prepare and file with the SEC a registration statement on Form S-1 covering the resale and distribution of 125% of the shares of Common Stock issuable upon conversion of the Convertible Notes issued in the PPO (the “Registrable Shares”).  The Company must meet certain deadlines for the filing and effectiveness of the registration statement, including that the registration statement be filed with the SEC within 180 days after the closing of the PPO and that the registration statement be declared effective by the SEC within 270 days after the closing of the PPO.  If the Company is unable to comply with these deadlines, the Company will be required to pay as partial liquidated damages to the investors a cash sum equal to 1% of the principal amount of the outstanding Convertible Notes and the purchase price of the Registrable Shares issued upon conversion of the Convertible Notes, for each full thirty (30) days during which such default continues.

Commencing 181 days after the closing of the PPO, the holders of the Convertible Notes has one demand registration right.  Upon the request of holders of more than 50% of the shares issued and issuable upon conversion of outstanding Convertible Notes, the Company must file a registration statement registering the Registrable Shares within 60 days after such request and the registration statement must be declared effective by the SEC within 120 days after such request.  If the Company is unable to comply with these deadlines, the Company will be required to pay the same liquidated damages described above.

The shares of Common Stock issued or issuable upon conversion of the Convertible Notes also have the benefit of “piggyback” registration rights for such shares of Common Stock with respect to any registration statement filed by the Company following the effectiveness of the aforementioned the registration statement described above that would permit the inclusion of such shares.

Transfer Agent

The transfer agent for the Common Stock is Continental Stock Transfer & Trust Company. The transfer agent’s address is 17 Battery Place, New York, New York 10004, and its telephone number is (212) 845-3212.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business.

Except for the matter described below, we are currently not aware of any pending legal proceedings to which we are a party or of which any of our property is the subject, nor are we aware of any such proceedings that are contemplated by any governmental authority. Although there can be no assurance as to the ultimate outcome, we have denied liability in the case pending against us, and we intend to defend vigorously such case. Based on information currently available, we believe the amount, or range, of reasonably possible losses in connection with the action against us not to be material to our consolidated financial condition or cash flows. However, losses may be material to our operating results for any particular future period, depending on the level of income for such period.

Shallow Draft Elevating Boats, Inc. vs. Poydras Energy, LLC, Poydras Energy Partners, LLC, Mesa Energy, Inc. and David Freeman: In connection with its previous ownership of Poydras Energy, LLC, MEI has been named in a legal action by a Poydras vendor regarding approximately $114,000 in unpaid invoices.  The case was filed on June 22, 2009, in the 25th Judicial District Court of Plaquemines Parish, Louisiana, by Shallow Draft Elevating Boats, Inc., seeking to perfect a lien against various wells in the Main Pass 35 project.  These invoices are the responsibility of Poydras Energy, LLC.  In the agreement to sell Poydras to St. Francisville Oil & Gas, LLC, which closed June 1, 2009, St. Francisville agreed to fully indemnify MEI by against any claims related to Poydras Energy, LLC.  We believe that St. Francisville has filed all appropriate responses to the legal action on our behalf and is handling the case as appropriate.  We do not believe there is any merit to the claim as it relates to MEI but will continue to monitor the situation.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware General Corporation Law and our Certificate of Incorporation allow us to indemnify our officers and directors from certain liabilities and our Bylaws state that we shall indemnify every (i) present or former director, advisory director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an “Indemnitee”).

Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his official capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

Other than in the limited situation described above, our Bylaws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee’s official capacity, or (b) found liable to us. The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee. The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

Other than discussed above, neither our Bylaws nor our Certificate of Incorporation includes any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 3.02   Unregistered Sales of Equity Securities

All share and per share stock numbers in this section are after giving effect to the Stock Split.

The Stock Split

The Company effected a 14-for-1 forward split of its Common Stock in the form of a stock dividend to its holders of record as of July 20, 2009, which was paid on August 4, 2009.

The PPO

On August 31, 2009, the Company sold in the PPO $500,000 aggregate principal amount of Mesa Energy Holdings’10% Secured Convertible Promissory Notes, at a purchase price of 100%, which, at the option of the Holder, are convertible into shares of the Common Stock at a conversion price of $0.25 per share, subject to adjustment in certain circumstances as provided therein.  This offering was exempt from registration under the Securities Act, in reliance upon the exemptions provided by Regulation D promulgated by the SEC thereunder. The PPO was sold to “accredited investors,” as defined in Regulation D.  Additional information concerning the PPO and the terms of the Convertible Notes is presented above under “Description of Securities.”

Shares Issued in Connection with the Merger

On June 18, 2009, 70,000 shares of Common Stock were issued to an IR Consultant for investor relations services.

On the closing date of the Merger, the holders of common stock of MEI surrendered all of their 12,981,115 issued and outstanding shares, including 430,000 shares of MEI’s common stock issuable upon the closing of the Merger in exchange for outstanding warrants to purchase 430,000 shares of MEI’s common stock, and received an aggregate of 25,035,700 shares of the Company’s Common Stock.

The Mesquite Mining stockholders retained 14,070,000 shares of Common Stock in the Merger.

The transactions described above were exempt from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D as promulgated by the SEC. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)           On August 31, 2009, George Stewart, CPA, was dismissed as the Registrant’s independent registered public accountant.  On the same date, August 31, 2009, GBH CPAs, PC, was engaged as the Registrant’s new independent public accounting firm.  The Board of Directors of the Registrant approved the dismissal of George Stewart, CPA and approved the engagement of GBH CPAs, PC, as the Registrant’s independent auditor.  None of the reports of George Stewart, CPA, on the Registrant’s financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Registrant’s audited financial statements contained in its Form 10-K for the fiscal year ended December 31, 2008, a going concern qualification in the Registrant’s audited financial statements.

During the Registrant’s most recent fiscal year ended December 31, 2008, and the subsequent interim periods thereto ended March 31, 2009 and June 30, 2009, there were no disagreements with George Stewart, CPA, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to George Stewart, CPA’s, satisfaction, would have caused him to make reference to the subject matter of the disagreement in connection with his report on the Registrant’s financial statements.

The Registrant has requested that George Stewart, CPA, furnish it with a letter addressed to the Securities and Exchange Commission stating whether he agrees with the above statements.  The letter has not yet been received but will be filed as an exhibit to this Form 8-K by amendment.

(b)           On August 31, 2009, the Registrant engaged GBH CPAs, PC, as its independent accountants.  During the two most recent fiscal years and the interim periods preceding the engagement, the Registrant has not consulted GBH CPAs, PC regarding any of the matters set forth in Item 304(a)(1)(v) of Regulation S-K.

Item 5.01  Changes in Control of Registrant.

See Item 1.01 and Item 2.01.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01 and Item 2.01.

Item 9.01  Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

In accordance with Item 9.01(a), MEI’s audited consolidated financial statements as of, and for the years ended, December 31, 2008 and 2007, and MEI’s unaudited consolidated financial statements as of, and for the three and six months ended June 30, 2009 and 2008, are included in this Report beginning on Page F-1.

(b)  Pro forma financial information.

In accordance with Item 9.01(b), unaudited pro forma consolidated financial statements as of, and for the year ended, December 31, 2008, and as of, and for the six months ended June 30, 2009, are included in this Report beginning on Page F-30.

(d)  Exhibits

Exhibit Number	Description
2.1*	Agreement and Plan of Merger and Reorganization, dated as of August 31, 2009, by and among Mesa Energy Holdings, Inc., Mesa Energy Acquisition Corp. and Mesa Energy, Inc.
2.2*	Articles of Merger
3.1	Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Form S-1, File Number 333-149338, filed with the SEC on February 21, 2008)
3.2	Certificate of Amendment to Certificate of Incorporation of the Registrant (incorporated by reference to from Exhibit 3.1 to the Registrant’s Form 8-K filed with the SEC on June 25, 2009)
3.3*	Restated Bylaws of the Registrant
10.1*	Split-Off Agreement, dated as of August 31, 2009, by and among Mesa Energy Holdings, Inc., Mesquite Mining Group, Inc., and Beverly Frederick
10.2*	General Release Agreement, dated as of August 31, 2009, by and among Mesa Energy Holdings, Inc., Mesquite Mining Group, Inc., and Beverly Frederick

10.3*	Form of Lock-Up Agreement between Mesa Energy Holdings, Inc. and the officers, directors and employees party thereto
10.4*	Form of No Short Selling Agreement between Mesa Energy Holdings, Inc. and the officers, directors and stockholders party thereto
10.5*	IR Shares Escrow Agreement, dated as of August 31, 2009, between Mesa Energy Holdings, Inc. and Gottbetter & Partners, LLP, as escrow agent
10.6*	Form of Subscription Agreement between Mesa Energy Holdings, Inc. and the investors party thereto
10.7*	Form of Secured Convertible Promissory Note of Mesa Energy Holdings, Inc.
10.8*	Form of Subsidiary Guaranty among Mesa Energy, Inc., Mesa Energy Operating, LLC and the investors party thereto
10.9*	Security Agreement, dated as of August 31, 2009, among Mesa Energy Holdings, Inc., Mesa Energy, Inc., Mesa Energy Operating, LLC, the investors party thereto and Collateral Agents, LLC
10.10*	Escrow Agreement, dated as of August 31, 2009, among Mesa Energy Holdings, Inc., the investors party thereto and Grushko & Mittman, P.C.
10.11*	Agreement for Purchase of Oil, Gas and Mineral Leases, dated September 17, 2004, between Wentworth Operating Company to Mesa Energy, LLC
10.12*	Promissory Note, dated April 1, 2005, issued by Mesa Energy, Inc. to Cherokee Financial Corporation
10.13*	Promissory Note, dated April 1, 2005, issued by Mesa Energy, Inc. to Sycamore Resources, Inc. (f/k/a Falcon Petroleum, Inc.)
10.14*	Convertible Promissory Note, dated September 29, 2006, issued by Mesa Energy, Inc. to Denton Management Company LLC
10.15*	Amendment to Convertible Promissory Note, dated August 19, 2009, between Mesa Energy, Inc. to Denton Management Company LLC
10.16*	Promissory Note, dated February 27, 2007, issued by Mesa Energy, Inc. to Randy Griffin
10.17*	Spring Valley Center Office Lease, dated June 1, 2007, between Spring Valley Center, LLP and Mesa Energy, Inc.
10.18*	Amendment to Coal Creek Prospect purchase agreement, dated March 31, 2009, between Mesa Energy, Inc. and Wentworth Operating Company

10.19*	Assignment of Oil and Gas Leases and Bill of Sale, dated May 1, 2009, among Mesa Energy, Inc. and Mesa Energy, LLC and Wentworth Operating Company
10.20*	Agreement for Transfer of Member Interest in Poydras Energy LLC, dated June 1, 2009, between Mesa Energy, Inc. and St. Francisville Oil & Gas, LLC
10.21*	Letter Agreement, dated March 17, 2009, between Mesa Energy, Inc. and Robert Thomasson
10.22*	Purchase and Sale Agreement, dated June 17, 2009, between Hydrocarbon Generation, Inc. and Sycamore Resources, Inc.
10.23*	Assignment of Purchase and Sale Agreement, dated as of August 25, 2009, from Sycamore Resources, Inc. to Mesa Energy, Inc.

10.24*†	Employment Agreement dated August 31, 2009, between Mesa Energy Holdings, Inc. and Randy M. Griffin
10.25*†	Mesa Energy Holdings, Inc. 2009 Equity Incentive Plan
10.26*	Collateral Agent Agreement, dated as of August 31, 2009, among Mesa Energy Holdings, Inc., Mesa Energy, Inc., Mesa Energy Operating LLC, the investors party thereto and Collateral Agents, LLC
16.1**	Letter from George Stewart, CPA to the Securities and Exchange Commission regarding statements included in this Form 8-K

*  Filed herewith
**  To be filed by amendment.
†  Management contract or compensatory plan or arrangement

MESA ENERGY, INC.
(An Exploration Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

Table of Contents

Page Number
Report of Independent Registered Public Accounting Firm	F-2

Financial Statements:

Consolidated Balance Sheets as of December 31, 2008 and 2007	F-3

Consolidated Statements of Operations for the years ended December 31, 2008 and 2007 and the period from Inception (April 25, 2003) to December 31, 2008	F-4

Consolidated Statements of Changes in Members’ and Stockholders’ Equity (Deficit) for the period from Inception (April 25, 2003) to December 31, 2008	F-5

Consolidated Statements of Cash Flows for the years ended December 31, 2008 and 2007 and the period from Inception (April 25, 2003) to December 31, 2008	F-6 – F-7

Notes to Consolidated Financial Statements	F-8 – F-17

Consolidated Balance Sheets as of June 30, 2009 and December 31, 2008 (Unaudited)	F-18

Consolidated Statements of Operations for the three and six months ended June 30, 2009 and 2008 and the period from Inception (April 25, 2003) to June 30, 2009 (Unaudited)	F-19

Consolidated Statements of Changes in Members’ and Stockholders’ Equity (Deficit) for the period from Inception (April 25, 2003) to June 30, 2009 (Unaudited)	F-20 – F-21

Consolidated Statements of Cash Flows for the six months ended June 30, 2009 and 2008 and the period from Inception (April 25, 2003) to June 30, 2009 (Unaudited)	F-22 – F-23

Notes to Consolidated Financial Statements (Unaudited)	F-24 – F-29

Pro Forma Financial Statements:

Pro Forma Combined Balance Sheet as of June 30, 2009	F-30

Pro Forma Combined Statements of Operations for the six months ending June 30, 2009	F-31

Pro Forma Combined Statements of Operations for the year ending December 31, 2008	F-32

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders
Mesa Energy, Inc.
(An Exploration Stage Company)
Dallas, Texas

We have audited the accompanying consolidated balance sheets of Mesa Energy, Inc. as of December 31, 2008 and 2007, and the related consolidated statements of operations, changes in members’ and stockholders’ equity (deficit), and cash flows for the years then ended and for the period from inception (April 25, 2003) to December 31, 2008. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. The consolidated financial statements for the period from inception through December 31, 2006 were audited by other auditors whose report expressed unqualified opinions on those statements. The consolidated financial statements for the period from inception through December 31, 2006 include total revenues and net loss of $0 and $918,050, respectively. Our opinion on the consolidated statements of operations, stockholders' deficit and cash flows for the period from inception through December 31, 2008, insofar as it relates to amounts for prior periods through December 31, 2006, is based solely on the report of other auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects the financial position of Mesa Energy, Inc. as of December 31, 2008 and 2007, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that Mesa will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, Mesa has suffered recurring losses from operations and has working capital and stockholders’ deficits as of December 31, 2008. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com

Houston, Texas
August 21, 2009

MESA ENERGY, INC.
(An Exploration Stage Company)
Consolidated Balance Sheets

	December 31,	December 31,
	2008	2007

ASSETS

Current assets
Cash and cash equivalents	$311,947	$27,443
Restricted cash	20,000	-
Total current assets	331,947	27,443

Oil and gas properties, using successful efforts accounting
Properties not subject to amortization, less accumulated impairment of $27,140 and $27,140, respectively	1,709,712	668,781
Equipment, less accumulated depreciation of $2,259 and $0, respectively	88,102	-
Net oil and gas properties	1,797,814	668,781

Furniture and equipment, less accumulated depreciation of $4,681and $4,459, respectively	448	744
Prepaid asset retirement cost	600,830	-
Total assets	$2,731,039	$696,968

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities
Accounts payable and accrued expenses	$445,355	$70,859
Accrued expenses – related parties	75,847	-
Advances from joint-interest owners	300,000	-
Deposits	30,000	30,000
Notes payable – related parties	451,400	487,400
Convertible debt	250,000	250,000
Total current liabilities	1,552,602	838,259

Non-current liabilities
Asset retirement obligations	429,085	9,357
Total liabilities	1,981,687	847,616

Commitments and contingencies

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $0.001 par value, 10,000,000 shares authorized, -0- shares issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized, 12,551,115 and 11,046,115 issued and outstanding, respectively	12,551	11,046
Additional paid-in capital	2,046,612	1,263,296
Accumulated deficit during the exploration stage	(1,309,811)	(1,424,990)
Total stockholders’ equity (deficit)	749,352	(150,648)

Total liabilities and stockholders’ equity (deficit)	$2,731,039	$696,968

See accompanying notes to consolidated financial statements.

MESA ENERGY, INC.
(An Exploration Stage Company)
Consolidated Statements of Operations
For the Years Ended December 31, 2008 and 2007
and the Period from Inception (April 25, 2003) to December 31, 2008

			Inception to
	December 31,		December 31,
	2008	2007	2008

Revenues	$-	$-	$-

Operating expenses:
Exploration cost	37,412	25,037	381,863
Dry hole cost	466,066	-	466,066
Depreciation, depletion, amortization, accretion, and impairment	39,100	28,554	71,816
General and administrative expenses	974,826	207,486	1,752,121
Gain on sale of oil and gas properties	(1,673,620)	-	(1,673,620)
Total operating expense	(156,216)	261,077	998,246

Income (loss) from operations	156,216	(261,077)	(998,246)

Other income (expense):
Interest income	22,104	487	23,403
Interest expense	(63,820)	(246,350)	(344,472)
Other income	679	-	9,504
Total other expense	(41,037)	(245,863)	(311,565)

Net income (loss)	$115,179	$(506,940)	$(1,309,811)

Net income (loss) per share:
Basic	$0.01	$(0.05)
Diluted	$0.01	$(0.05)

Weighted average shares outstanding:
Basic	12,544,101	10,877,476
Diluted	13,117,637	10,877,476

See accompanying notes to consolidated financial statements.

MESA ENERGY, INC.
(An Exploration Stage Company)
Consolidated Statements of Changes in Members’ and Stockholders’ Equity (Deficit)
For the Period from Inception (April 25, 2003) to December 31, 2008

		Common Stock			Accumulated
	Members’ Equity	Shares	Dollar	Additional Paid in Capital	Deficit During the Exploration Stage	Total Equity
Balances at April 25, 2003 (inception)	$-	-	$-	$-	$-	$-

Contributions	157,416	-	-	-	-	157,416

Net loss	(152,274)	-	-	-	-	(152,274)

Balances at December 31, 2003	5,142	-	-	-	-	5,142

Contributions	372,673	-	-	-	-	372,673

Draws	(70,000)	-	-	-	-	(70,000)

Imputed Interest	11,508	-	-	-	-	11,508

Net loss	(166,278)	-	-	-	-	(166,278)

Balances at December 31, 2004	153,045	-	-	-	-	153,045

Contributions	94,766	-	-	-	-	94,766

Imputed Interest	5,134	-	-	-	-	5,134

Net loss	(210,929)	-	-	-	-	(210,929)

Balances at December 31, 2005	42,016	-	-	-	-	42,016

Contributions	22,743	-	-	-	-	22,743

Net loss from January 1, 2006 to March 3, 2006	(50,495)	-	-	-	-	(50,495)

Merger with Mesa Energy, Inc. (Co.)	(14,264)	10,000,000	10,000	584,240	(579,976)	-

Fair value of warrants issued for services	-	-	-	19,075	-	19,075

Shares issued for cash	-	629,715	630	264,770	-	265,400

Net loss from March 4, 2006 to December 31, 2006	-	-	-	-	(338,074)	(338,074)

Balances at December 31, 2006	-	10,629,715	10,630	868,085	(918,050)	(39,335)

Shares issued for cash	-	416,400	416	207,784	-	208,200

Discount on convertible debt	-	-	-	187,427	-	187,427

Net loss	-	-	-	-	(506,940)	(506,940)

Balances at December 31, 2007	-	11,046,115	11,046	1,263,296	(1,424,990)	(150,648)

Shares issued for purchase of Poydras Energy	-	1,500,000	1,500	748,500	-	750,000

Warrants issued to Roky with sale of oil & gas properties	-	-	-	31,071	-	31,071

Shares issued for legal services	-	5,000	5	3,745	-	3,750

Net income	-	-	-	-	115,179	115,179

Balances at December 31, 2008	$-	12,551,115	$12,551	$2,046,612	$(1,309,811)	$749,352

See accompanying notes to consolidated financial statements.

MESA ENERGY, INC.
(An Exploration Stage Company)
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2008 and 2007
and the Period from Inception (April 25, 2003) to December 31, 2008
			Inception to
			December 31,
	2008	2007	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$115,179	$(506,940)	$(1,309,811)
Adjustments to reconcile net income (loss) to net cash used by operating activities:
Imputed interest	-	-	16,641
Amortization of debt discount	-	187,427	187,427
Depreciation, depletion, amortization, accretion & impairment	39,100	28,554	71,816
Share-based compensation	3,750	-	3,750
Options and warrants issued for services	-	-	19,075
Gain on sale of assets	(1,673,620)	-	(1,673,620)
Dry hole cost	466,066	-	466,066
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	26,469	15,773	77,767
Accrued expenses - related party	26,285	10,023	75,847
Advances from joint interest owners	300,000	-	300,000

CASH USED BY OPERATING ACTIVITIES	(696,771)	(265,163)	(1,765,042)

CASH FLOWS FROM INVESTING ACTIVITIES
Payment of cash for restricted certificate of deposit	(20,000)	-	(20,000)
Purchase of fixed assets	-	-	(5,203)
Cash received from acquisition of Poydras	1,326	-	1,326
Payments made for asset retirement obligation	(6,494)	-	(6,494)
Cash received for sale of oil and gas property	2,512,500	50,000	2,562,500
Cash used for oil and gas development costs	(1,270,057)	(68,825)	(2,007,738)

CASH PROVIDED (USED) BY INVESTING ACTIVITIES	1,217,275	(18,825)	524,391

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of stock	-	208,200	473,600
Borrowings on debt - related party	-	49,000	680,400
Borrowings on debt	-	-	250,000
Members’ contributions	-	-	647,598
Members’ distributions	-	-	(70,000)
Principal payments on debt - related party	(236,000)	(13,000)	(429,000)

CASH PROVIDED (USED) BY FINANCING ACTIVITIES	(236,000)	244,200	1,552,598

NET INCREASE IN CASH	284,504	(39,788)	311,947

CASH AT BEGINNING OF PERIOD	27,443	67,231	-

CASH AT END OF PERIOD	$311,947	$27,443	$311,947

See accompanying notes to consolidated financial statements.

MESA ENERGY, INC.
(An Exploration Stage Company)
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2008 and 2007
and the Period from Inception (April 25, 2003) to December 31, 2008
(Continued)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$37,535	$30,966	$83,539
Cash paid for income taxes	$-	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES
Accrued oil and gas development costs	$389,801	$-	$389,801
Promissory note issued for purchase of Poydras Energy, LLC	$100,000	$-	$100,000
Common stock issued for purchase of Poydras Energy, LLC	$750,000	$-	$750,000
Warrants issued with the sale of oil and gas property	$31,071	$-	$31,071
Change in asset retirement obligation	$-	$3,760	$8,240

See accompanying notes to consolidated financial statements.

MESA ENERGY, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and nature of operations

Mesa Energy, Inc., was originally incorporated as North American Risk Management, Inc. on January 24, 2001, in the State of Colorado.  On February 13, 2006, the name was changed to Mesa Energy, Inc.  On March 3, 2006, Mesa Energy, Inc., was the surviving entity in a merger with Mesa Energy, LLC, a Texas limited liability company, which was formed April 25, 2003 to serve as an independent exploration and production company.  Subsequently, the company was re-incorporated in the State of Nevada by merging into Mesa Energy, Inc., a Nevada corporation on March 13, 2006.  Mesa is currently engaged primarily in the acquisition, development, and rehabilitation of oil and gas properties.

Mesa Energy, Inc. (hereinafter “Mesa”) is currently engaged primarily in the acquisition, development, and rehabilitation of oil and gas properties.

Mesa’s primary oil and gas operations are conducted through our wholly owned subsidiary, Mesa Energy Operating, LLC, a Texas limited liability company qualified as an operator in Texas, Oklahoma and Wyoming.  All significant intercompany accounts and transactions have been eliminated in consolidation.

Basis of presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

Mesa is an exploration stage company. The accompanying consolidated financial statements are prepared in accordance with SFAS No. 7, “Accounting and Reporting by Development Stage Enterprises”.

Principles of consolidation

The consolidated financial statements include our accounts and those of our wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Examples include estimates of loss contingencies, including legal and environmental risks and exposures, and valuation of stock-based compensation; the potential outcome of future tax consequences of events that have been recognized in our financial statements or tax returns; estimating the recoverability of investments in oil and gas properties and related present value estimates of future net cash flows there from, asset retirement obligations.

Revenue and cost recognition

Mesa uses the sales method to account for sales of crude oil and natural gas. Under this method, revenues are recognized based on actual volumes of oil and gas sold to purchasers. The volumes sold may differ from the volumes to which Mesa is entitled based on the interest in the properties. These differences create imbalances which are recognized as a liability only when the imbalance exceeds the estimate of remaining reserves. Mesa had no production, revenue or imbalances as of December 31, 2008. Costs associated with production are expensed in the period incurred.

Cash and cash equivalents

Cash equivalents consist of highly liquid investments with an original maturity of three months or less. Mesa may, in the normal course of operations, maintain cash balances in excess of federally insured limits. As of December 31, 2008 balances of cash and cash equivalents exceeded the current $250,000 federally insured limit by $61,947.  Mesa also has restricted cash of $20,000 relating to a certificate of deposit put up as collateral for future plug and abandonment cost.  The restricted cash will be available December 19, 2009.

Oil and gas properties

Mesa uses the successful efforts method of accounting for oil and gas producing activities.  Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells that find proved reserves, to drill and equip development wells and related asset retirement costs are capitalized.  Costs to drill exploratory wells that do not find proved reserves, geological and geophysical costs, and costs of carrying and retaining unproved properties are expensed.

Unproved oil and gas properties that are individually significant are periodically assessed for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance.  Other unproved properties are amortized based on the Company’s experience of successful drilling and average holding period.  Capitalized costs of producing oil and gas properties, after considering estimated residual salvage values, are depreciated and depleted by the unit-of-production method.  Support equipment and other property and equipment are depreciated over their estimated useful lives.

On the sale or retirement of a complete unit of a proved property, the cost and related accumulated depreciation, depletion, and amortization are eliminated from the property accounts, and the resultant gain or loss is recognized.  On the retirement or sale of a partial unit of proved property, the cost is charged to accumulated depreciation, depletion, and amortization with a resulting gain or loss recognized in income.

On the sale of an entire interest in an unproved property for cash or cash equivalent, gain or loss on the sale is recognized, taking into consideration the amount of any recorded impairment if the property had been assessed individually.  If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.

Asset retirement obligations

The Company follows SFAS No. 143, “Accounting for Asset Retirement Obligations,” which requires entities to record the fair value of a liability for legal obligations associated with the retirement obligations of tangible long-lived assets in the period in which it is incurred. The future settlement date fair value is discounted at Mesa’s credit adjusted risk-free rate in determining the abandonment liability. When the liability is initially recorded, the entity increases the carrying amount of the related long-lived asset.  Over time, accretion of the liability is recognized each period, and the capitalized cost is amortized over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. This standard requires the Company to record a liability for the fair value of the dismantlement and plugging and abandonment costs, excluding salvage values.”

Long-lived assets

Long-lived assets to be held and used or disposed of other than by sale are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. When required, impairment losses on assets to be held and used or disposed of other than by sale are recognized based on the fair value of the asset.  Long-lived assets to be disposed of by sale are reported at the lower of its carrying amount or fair value less cost to sell.

Property and equipment

Property and equipment consists of office furniture and equipment and is depreciated using the straight-line method over their estimated useful lives of 5 years.

Income taxes

Income taxes are accounted for using the asset and liability method of income tax allocation. Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements.  Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No. 109, Accounting for Income Taxes.  As changes in tax laws or rate are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

In July 2006, the FASB issued FIN 48 - “Accounting for Uncertainty in Income Taxes,” an interpretation of FAS 109 (“FIN 48”), effective for years beginning after December 15, 2006. FIN 48 establishes a more-likely-than-not threshold for recognizing the benefits of tax return positions in the financial statements.  Also, FIN 48 implements a process for measuring those tax positions which meet the recognition threshold of being ultimately sustained upon examination by the taxing authorities. The adoption of FIN 48 had no material impact to Mesa’s financial statements.

Earnings per Share

Our earnings per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share reflects the potential dilution of securities, if any, that could share in the earnings of the Company and is calculated by dividing net income by the diluted weighted average number of common shares. The diluted weighted average number of common shares is computed using the treasury stock method for common stock that may be issued for outstanding stock options. The following is a reconciliation of basic and diluted earnings per share for 2008 and 2007:

	Year Ended
	December 31,
	2008	2007

Numerator:
Net income (loss) available to common shareholders	$115,179	$(506,940)

Denominator:
Weighted average shares - basic	12,544,101	10,877,476

Net income (loss) per share - basic	$0.01	$(0.05)

Dilutive effect of common stock equivalents:
Warrants	73,536	-
Convertible Debt	500,000	-

Denominator:
Weighted average shares - diluted	13,117,637	10,877,476

Net income (loss) per share - diluted	$0.01	$(0.05)

All warrants and convertible debts issued and outstanding were included in the computation of diluted earnings per share for 2008, and were not applicable for 2007.   In periods when losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

Recently issued accounting pronouncements

Except for pronouncements noted above, Mesa does not expect the adoption of recently issued or proposed accounting pronouncements to have a significant impact on Mesa’s results of operations, financial position, or cash flow.

NOTE 2 – GOING CONCERN

As indicated in the accompanying consolidated financial statements, Mesa has incurred recurring losses from operations resulting in an accumulated deficit during the exploration stage of $1,309,811, has a working capital deficit of $1,220,655 as of December 31, 2008, and has no source of recurring revenue.  These conditions raise substantial doubt as to Mesa’s ability to continue as a going concern.  To finance Mesa’s net losses, common stock has been sold and officers and directors have funded Mesa through notes payable.  There can be no assurance that additional stock can be sold or that the officers and directors will continue to make financing available to Mesa in the future.  The officers and directors are under no legal obligation to provide additional loans to the company.  In the event that the officers do not continue to make such loans; a source of recurring revenues is created; or that Mesa is able to raise funds from other sources, Mesa may be unable to continue to operate as a going concern.  The consolidated financial statements do not include any adjustments that might be necessary if Mesa is unable to continue as a going concern.

NOTE 3 – OIL AND GAS PROPERTIES

All of Mesa’s oil and gas properties are unproved and located in the United States. Oil and gas properties are made up of the following at December 31, 2008 and 2007:

The carrying values, net of impairment, at December 31, 2008 and 2007 of Mesa’s oil and gas properties were:

Prospect	2008	2007

Main Pass 35 Project	$1,462,118	$-
Coal Creek Prospect	206,085	205,085
Frenchy Springs Prospect	-	463,696
International Paper #1 (“IP #1”)	129,611	-
Total	$1,797,814	$668,781

Costs excluded from amortization at December 31, 2008 were:

Year Incurred	Acquisition Costs	Exploration Costs	Impairment	Dry Hole Cost	Total

2006 and prior	$236,963	$421,598	$-	$-	$658,561
2007	-	37,360	(27,140)	-	10,220
2008	-	1,595,099	-	(466,066)	1,129,033
Total	$236,963	$2,054,057	$(27,140)	$(466,066)	$1,797,814

Mesa holds oil and gas lease interests in Louisiana, Mississippi, and Oklahoma.  The leases are classified as “Properties not subject to amortization” in Mesa’s financial statements.  Mesa evaluates each of its properties upon completion of drilling and assessment of reserves to either classify as “Properties subject to amortization” or impair the properties.

Main Pass 35 Project – Plaquemines Parish, Louisiana

On January 1, 2008, Mesa Energy, Inc. acquired Poydras Energy Partners, LLC, a Louisiana operating company now known as Poydras Energy, LLC (“Poydras”), along with its principal asset, the Main Pass 35 Project.  The Project has been shut down since Hurricane Katrina.  The wells were undamaged but there was extensive damage to the processing facility.  Poydras operated the property as a wholly owned subsidiary of Mesa.  As of December 31, 2008, Mesa owned a net working interest of 30% in the project.

Mesa acquired 50% of its interest in Poydras from its Chief Executive Officer in exchange for a $100,000 promissory note from Mesa.  The note was paid on April 4, 2008.  Effective January 1, 2008, Mesa issued 1,500,000 shares of common stock valued at $750,000 to acquire the remaining 50% interest from Freeman Energy, LLC 1,000,000 shares and HS Investments 500,000 shares, affiliates of David Freeman.  Also on January 1, 2008, Mesa entered into an employment agreement with Mr. Freeman as its Executive Vice-President of Oil & Gas Operations.

The purchase price was $850,000, paid as follows: (a) a $100,000 note payable and (b) 1,500,000 shares of Mesa common stock, representing shares having a value of $750,000 based on the selling price for Mesa’s common stock on the date of the acquisition.

The acquisition was accounted for in accordance with the provisions of Statement of Financial Standards No. 141, “Business Combinations.” The total purchase price was allocated to the net tangible assets based on the estimated fair values. No goodwill was recorded as there was no excess of the purchase price over the net tangible assets. The allocation of the purchase price was based upon valuation data as of January 1, 2008. The allocation of the purchase price was as follows:

Assets:
Cash and equivalents	$1,326
Oil and gas properties	745,309
Other assets	600,830

Liabilities:
Accounts payable	(2,288)
Notes payable	(105,500)
Other long term liabilities	(389,677)
$850,000

Following Mesa’s acquisition of Poydras as a wholly owned subsidiary, Poydras entered into two Participation Agreements with respect to the Main Pass 35 Project.  One of the Participation Agreements was entered into on January 17, 2008 with Roky Operating, LLC, which acquired a 40% working interest (30% net revenue interest) in the project and 100,000 warrants of Mesa’s common stock.  The total proceeds from the transaction were $2,500,000.  Mesa received $300,000 in January 2008, $1,900,000 in April 2008, and the balance of $300,000 in June 2008.

Roky Operating, LLC was originally located by Trident Capital Funding, with whom Mesa had previously contracted to locate an investor in the Main Pass 35 Project for a $300,000 finder’s fee upon closing of the transaction.  This fee was paid on June 30, 2008.

Mesa recorded $300,000 of the $2,500,000 in total proceeds as advances from joint interest owners.  The remaining $2,200,000 receivable was attributable to the sale of the 40% working interest.  Under successful efforts accounting, Mesa first allocated the $2,200.000 of sales proceeds to the carrying value of the properties of $776,380, which reduced the carrying value to zero.  The remaining balance of $1,423,620 was recorded as gain on sale of properties.

Mesa also entered into a Participation Agreement with Hayhurst Investments, Ltd. (“Hayhurst”) on January 24, 2008 in which Hayhurst acquired a 3% working interest (2.25% net revenue interest) for $90,000, of which $50,000 was paid to Poydras prior to the end of 2007 and $40,000 was paid to Mesa in January of 2008 after the closing of its acquisition of Poydras.  The $40,000 recorded as gain on sale of assets represented the balance of proceeds from the sale of 3% of the project to Hayhurst.  In addition, Hayhurst was granted an option to acquire up to an additional 7% working interest (5.25% net revenue interest) in the Main Pass 35 Project.  The option originally was to expire on March 31, 2008, but was extended through April 30, 2008.  Pursuant to a verbal extension, the option was exercised on May 1, 2008 for proceeds of $210,000.  Such proceeds were recorded as Gain on Sale of Oil and Gas Properties.

IP #1 Re-completion - Hancock County, Mississippi

The IP #1 is located in the Ansley Field in Hancock County, Mississippi.  This well was originally drilled in 1981 to a depth of 14,800’.  It was subsequently re-completed and tested in a couple of up-hole zones with the most recent in 2005 being at a depth of 10,750’.  Although there was significant oil production, there was a high proportion of water produced.  With no disposal facility in the area, the well was deemed by the operator to be uneconomic and was abandoned.  Subsequently, the lease expired and ownership of the well-bore reverted to the mineral owner.

The State of Mississippi recently agreed to allow water produced by the well to be injected back into a different zone in the same well-bore by “annular injection”.  As a result of the availability of that option, Mesa obtained a new lease from the mineral owner.  In October 2008, Mesa commenced the re-completion of the IP #1 well.

December 2008, Mesa sold 25% of the working interest in the well to its executive officers and a third party for $62,500 in order to raise cash to assist in the payment of the cost of completion of the well and expects to retain 75% of the working interest in the well. The proceeds from the sale of the working interest were recorded as a reduction in oil and gas properties.  No gain or loss was recognized for the sale of the partial working interests in accordance with FAS 19 Financial Accounting and Reporting by Oil and Gas Producing Companies.

Disposal of Main Pass 35 Project and IP #1 Well

During the second quarter of 2009, Mesa concluded that it did not have adequate resources to continue its development of the Main Pass Project and the IP #1 well.  Accordingly, Mesa sold both the Main Pass Project and the IP #1 well and recognized a loss of $1,151,997.

On June 1, 2009, Mesa sold 100% of its member interest in Poydras Energy, LLC (“Poydras”) to St. Francisville Oil & Gas, LLC (“St. Francisville”).  St. Francisville agreed to the full and complete assumption and acceptance of all assets and related liabilities of the Main Pass 35 Project and the IP #1 well, which amounted to $2,625,396 of assets and $1,475,658 of liabilities.  As a result, Mesa is no longer involved in the Main Pass Project or the IP #1 well.

Frenchy Springs Prospect – Johnson County, Wyoming

The Frenchy Springs Prospect is located on the west flank of the Powder River Basin on federal lands approximately seven miles northwest of the town of Midwest in Johnson County, Wyoming.

The initial test well, the Mesa Energy #23-22, was drilled by Mesa Energy Operating, LLC, in August, 2006  Weather and environmental restrictions do not allow work on the location during the period from February through July of each year limiting the time available for development of the well on location.

On January 4, 2007, Mesa sold a 10% working interest in the prospect to a third party for $50,000 reducing Mesa’s overall working interest to 50%.  Proceeds from the sale of the working interest were recorded as a reduction in oil and gas properties.  No gain or loss was recognized for the sale of the partial working interests in accordance with FAS 19 Financial Accounting and Reporting by Oil and Gas Producing Companies.  Mesa Energy Operating, LLC, is the operator of the Frenchy Springs Prospect.

In November of 2008, after evaluating well data including geochemical analysis, well pressure, and fluid levels, and evaluating that data in light of commodity prices, Mesa made a determination to plug and abandon the Frenchy Springs #23-22 well and to allow the mineral lease to expire.  That operation has since been completed.  Accordingly, the $466,066 capitalized asset value of the Frenchy Springs property was recorded as dry hole cost in 2008.

Coal Creek Prospect, Sequoyah Co., Oklahoma

In December 2007, Mesa Energy, Inc. completed a “farm-out” transaction with Wentworth Operating Company of Edmond, OK, wherein Wentworth acquired Mesa’s pipeline right-of-way and planned to construct a natural gas gathering system and approximately three miles of pipeline to connect the Cook #1 and future wells to an Arkansas Oklahoma Gas Company (AOG) pipeline.  In addition, Wentworth agreed to fund, drill and complete the Gipson #1, a direct offset to the Cook #1.

Wentworth made an advance deposit of $30,000 against the acquisition price of $60,000 for the pipeline right-of-way with the balance payable out of net proceeds from the initial gas sales from Cook #1 and Gipson #1.  Upon completion of the work described above, Wentworth will earn an assignment of the pipeline right-of-way and a 70% working interest in the project.  Further development of up to five additional offset drilling locations is dependent upon the results of the Cook #1 and Gipson #1 wells.

In December 2008, a decision was made for the Gipson #1 well to be drilled to a depth to test the Hunton zone, and, accordingly, the agreement with Wentworth was amended and Wentworth would fund 100% of the drilling costs to the casing point on the Gipson #1 well.  Thereafter, the costs will be borne by the parties per their respective working interests.  Estimated billed completion prepayment funds for the Gipson #1 were sent from Mesa to Wentworth in March 2009, less $30,000 owed by Wentworth on the pipeline right of ways.

NOTE 4 – SHORT-TERM DEBT - RELATED PARTIES

At December 31, 2008, short-term debt consisted of two notes payable to related parties for cash loaned to the company.  These notes total $451,400, are payable to entities owned by the founders and bear interest at a rate of 6% per annum with principal and interest to mature on March 31, 2010.  On April 4, 2008, $236,000 was repaid on the loans issued in January 2008 in connection with the purchase of Poydras, which were due to Mesa’s CEO and its Executive Vice President.

NOTE 5 – CONVERTIBLE PROMISSORY NOTE

During 2007, Mesa borrowed $250,000 under a convertible note from a private investor and consultant to Mesa.  This note bears interest at 12% per annum and matured on September 30, 2007, but was extended until September 30, 2009.  The note provides the investor the right to convert any or all of the outstanding debt to Mesa Energy common shares, at $0.50 per share, any time prior to the maturity date.  Attached to the note are three year warrants for 300,000 common shares of Mesa Energy stock exercisable at $0.50 per share with an expiration date of September 29, 2009.

Mesa has evaluated the terms of the convertible note and attached warrants in accordance with EITF 98-5 and EITF 00-27.  The relative fair value of the warrants under the Black-Scholes option pricing model was $93,713, which was recorded as a debt discount on the convertible note and amortized using the effective interest method over the term of the note.  The parameters used in the Black-Scholes valuation model were: a risk-free interest rate of 4.62%; the current stock price on the date of issuance of $0.50 per common share; the exercise price of the warrants of $0.50 per share of common stock; an expected term of three years; volatility of 214.54% and an expected dividend yield of 0.0%.  Mesa also determined that the issuance of the warrants created a beneficial conversion feature.  Mesa recorded a discount of $93,714 to reflect the value of the beneficial conversion feature on the convertible debt on the date of issuance.  Utilizing the effective interest method, the value of the beneficial conversion feature has been completely amortized through the maturity date of the debt in accordance with EITF 00-27.  For the year ending December 31, 2007, a total of $187,427 was charged to interest expense associated with the amortization of the debt discount and the beneficial conversion feature.

NOTE 6 – ASSET RETIREMENT OBLIGATIONS

Asset retirement obligation activity for the year ended December 31, 2008 and 2007 is as follows:

	2008	2007

Asset retirement obligations at beginning of year	$9,357	$12,000
Obligation assumed from acquisition of Poydras	389,677	-
Additions for exploratory and development drilling	-	2,862
Payment of obligation for plugged wells	(6,494)	-
Accretion expense	36,545	1,117
Revision in cost estimates	-	(6,622)

Asset retirement obligations at end of year	$429,085	$9,357

Prepaid asset retirement cost of $600,830 represents the amount previously paid in cash to the state of Louisiana based on an estimate using present values to plug and abandon the Main Pass prospect.  The asset retirement liability was calculated as the prepaid cost of $600,830 adjusted to future cost using an inflation factor over the projected life of the Main Pass prospect.  The adjusted future cash flows were then discounted using a present value factor resulting in the $399,034 asset retirement liability.  This liability will be accreted over the life of the prospect to future cash flows projected upon plugging and abandonment of the prospect.

NOTE 7 – INCOME TAXES

Deferred income taxes are recorded at the expected tax rate of 35%. SFAS No. 109 “Accounting for Income Taxes” requires that deferred tax assets be reduced by a valuation allowance if it is more or likely than not that some portion or all of the deferred tax asset will not be realized. The effective income tax expense differed from the computed “expected” federal income tax expense on earnings before income taxes for the following reasons:

	Year Ended December 31,
	2008	2007
Computed federal income tax provision	$41,625	$(177,429)
Increase (decrease) in valuation allowance	(41,625)	177,429
	$-	$-

Deferred income taxes are provided to reflect temporary differences in the basis of net assets for income tax and financial reporting purposes. The tax-effected temporary differences and tax loss carryforwards which comprise deferred taxes are as follows:

	Year Ended December 31,
	2008	2007
Deferred tax assets:
Net operating loss carryforwards	$369,522	$411,147
Less valuation allowance	(369,522)	(411,147)
Deferred tax assets	$-	$-

At December 31, 2008, Mesa had net operating loss carryforwards of $1,309,811 that will expire between 2023 through 2027. No tax benefit has been reported in the December 31, 2008 financial statements since the potential tax benefit is offset by the valuation allowance. Due to the change in the Tax Reform Act of 1986, net operating loss carryforwards for federal income tax reporting purposes may be subject to annual limitations in the event of certain changes in ownership. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Mesa is not currently involved in any pending legal proceedings.

NOTE 9 – STOCKHOLDERS’ EQUITY

On March 3, 2006, Mesa Energy, LLC, merged with Mesa Energy, Inc., a Colorado corporation.  Mesa Energy, Inc. (Colorado) (formerly known as North American Risk Corporation, Inc.) issued 9,100,000 shares in exchange for all of the assets and liabilities of Mesa Energy, LLC.

On March 13, 2006, the combined entity merged with Mesa Energy, Inc., a Nevada corporation, and Mesa Energy, Inc. (Nevada) issued 900,000 shares of common stock on a 1:1 basis to Mesa Energy, Inc. (Colorado).

Neither new entity had any assets, liabilities or operations.  Both of the above transactions were accounted for as recapitalizations of Mesa.

During the year ended December 31, 2006, Mesa issued 629,715 shares of common stock for cash proceeds of $265,400 in a series of transactions.  Mesa also issued 30,000 warrants for services with an exercise price of $0.50 and an expiration date of December 15, 2009.  The warrants were valued at $19,075 using the Black-Scholes Option Pricing Model.

During the year ended December 31, 2007, Mesa issued 416,400 shares of common stock for cash proceeds of $208,200.

Effective January 1, 2008, Mesa issued 1,500,000 shares of common stock to entities controlled by David L. Freeman in exchange for a 50% member interest in Poydras.

On January 17, 2008, Mesa granted 100,000 warrants to the Sharon Wilensky Revocable Trust, an affiliate of Roky Operating, LLC, as additional consideration in connection with Roky’s acquisition of a 40% working interest in an oil and gas property from Mesa.  Mesa determined the relative fair value of the warrants under the Black-Scholes valuation model to be $31,072, which was recorded as additional oil and gas properties in the Main Pass 35 Project.  The parameters used in the Black-Scholes valuation model were:  a risk-free interest rate of 2.46%; the current stock price on the date of issuance of $0.50 per common share; the exercise price of the warrants of $0.50 per share of common stock; an expected term of three years; volatility of 98.65% and an expected dividend yield of 0.0%.

On March 20, 2008, Mesa’s Articles of Incorporation were amended to increase its total number of authorized common shares to 100,000,000 and to establish 10,000,000 authorized preferred shares.

On August 1, 2008, Mesa issued 5,000 shares of its restricted common stock to a third-party consultant at $0.75 per share for total consideration of $3,750 in payment for consulting services to Mesa.

Warrant activity during 2007 and 2008 is as follows:

	Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in Years)

Outstanding at January 1, 2007	30,000	$0.50	3.000
Granted	300,000	0.50	1.750
Exercised	-	-	-
Forfeited	-	-	-
Outstanding at December 31, 2007	330,000	$0.50	1.772

Granted	100,000	0.50	2.000
Exercised	-	-	-
Forfeited	-	-	-
Outstanding at December 31, 2008	430,000	$0.50	1.057

NOTE 10 – RELATED PARTY TRANSACTIONS

In December 2008, Mesa sold 25% of the working interest in the IP#1 well to its executive officers and a third party for $62,500 in order to raise cash to assist in the payment of the cost of completion of the well and expects to retain 75% of the working interest in the well.

NOTE 11 – SUBSEQUENT EVENTS

After expending $343,377 in additional development costs in 2009, Mesa concluded that the Main Pass Project and the IP #1 well would require significant additional development costs which were not then available to Mesa.  Accordingly, on June 1, 2009, Mesa sold 100% of its member interest in Poydras Energy, LLC (“Poydras”) to St. Francisville Oil & Gas, LLC (“St. Francisville”).  St. Francisville agreed to assume all assets and related liabilities of the Main Pass 35 Project and the IP #1 well, which amounted to $2,625,396 of assets and $1,475,658 of liabilities.

The unaudited pro forma consolidated balance sheet as of December 31, 2008 and statement of operations for the year ended December 31, 2008 are presented below as if the sale of Poydras Energy, LLC, which includes the Main Pass Prospect and the IP #1 well, had taken place on January 1, 2009, rather than June 1, 2009.  The pro forma consolidated balance sheet and statement of operations are presented for informational purposes only and are not necessarily indicative of the results of operations that actually would have been achieved had the sale been consummated as of that time, or is it intended to be a projection of future results.  The unaudited pro forma results are as follows:

	Mesa Energy, Inc. at 12/31/08	Pro Forma Adjustments	Pro Forma
ASSETS

Current assets	$331,947	$-	$331,947
Oil and gas properties	1,797,814	(1,591,729)	206,085
Other assets	601,278	(600,830)	448
Total assets	$2,731,039	$(2,192,559)	$538,480

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Total liabilities	1,981,687	(1,115,757)	865,930

Total stockholders’ equity (deficit)	749,352	(1,076,802)	(327,440)

Total liabilities and stockholders’ equity (deficit)	$2,731,039	$(2,192,559)	$538,480

Revenues	$-	$-	$-

Operating expenses
Other operating expenses	1,517,404	-	1,517,404
(Gain) loss on sale of oil and gas properties	(1,673,620)	1,076,802	(596,818)

Total operating expense	(156,216)	1,076,802	920,586

Income (loss) from operations	156,216	(1,076,802)	(920,586)

Other income (expenses)	(41,037)	-	(41,037)

Net income (loss)	$115,179	$(1,076,802)	$(961,623)

MESA ENERGY, INC.
(An Exploration Stage Company)
Consolidated Balance Sheets
(Unaudited)

	June 30, 2009	December 31, 2008
ASSETS

Current assets
Cash and cash equivalents	$-	$311,947
Restricted cash	20,000	20,000
Total current assets	20,000	331,947

Oil and gas properties, using successful efforts accounting
Properties not subject to amortization, less accumulated impairment of
$27,140 and $27,140, respectively	196,039	1,709,712
Equipment, less accumulated depreciation of $0 and $2,259, respectively	-	88,102
Net oil and gas properties	196,039	1,797,814

Furniture and equipment, less accumulated depreciation of $4,903
and $4,755, respectively	300	448
Prepaid asset retirement cost	-	600,830
TOTAL ASSETS	$216,339	$2,731,039

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities
Accounts payable and accrued expenses	$55,616	$445,355
Accrued expenses - related parties	89,373	75,847
Advances from joint interest owners	-	300,000
Deposits	-	30,000
Notes payable-related parties	-	451,400
Convertible debt	250,000	250,000
TOTAL CURRENT LIABILITIES	394,989	1,552,602

Non-current liabilities
Notes payable-related partied	477,600
Asset retirement obligations	5,462	429,085
TOTAL LIABILITIES	878,051	1,981,688

Commitments and contingencies	-	-

Stockholders’ Equity (Deficit)
Preferred stock, par value $0.001, 10,000,000 shares authorized
-0- shares issued and outstanding	-	-
Common stock, par value $0.001, 100,000,000 shares authorized,
12,551,115 and 12,551,115 shares issued and outstanding, respectively	12,551	12,551
Additional paid-in capital	2,046,612	2,046,612
Accumulated deficit during the exploration stage	(2,720,875)	(1,309,811)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(661,712)	749,352

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$216,339	$2,731,039
See accompanying notes to unaudited consolidated financial statements.

MESA ENERGY, INC.
(An Exploration Stage Company)
Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2009 and 2008
and the Period from Inception (April 25, 2003) to June 30, 2009
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,		Inception to June 30, 2009
	2009	2008	2009	2008

Revenues	$-	$-	$-	$-	$-

Operating expenses
Exploration cost	27,057	6,350	83,125	15,293	464,988
Dry hole cost	-	-	-	-	466,066
Depreciation, depletion, amortization, accretion, and impairment	18,665	74	18,739	148	90,555
General and administrative expenses	45,261	86,596	136,801	711,211	1,888,922
Loss on sale of Poydras Energy, LLC	1,151,997	-	1,151,997	-	1,151,997
Gain on sale of oil and gas properties	-	(210,000)	-	(1,673,620)	(1,673,620)
Total operating expenses	1,242,980	(116,980)	1,390,662	(946,968)	2,388,908

Income (loss) from operations	(1,242,980)	116,980	(1,390,662)	946,968	(2,388,908)

Other income (expenses)
Interest expense	(14,415)	(21,220)	(28,644)	(39,626)	(373,116)
Interest income	42	7,825	617	8,201	24,020
Other income	7,625	-	7,625	1,810	17,129
Total other expense	(6,748)	(13,395)	(20,402)	(29,615)	(331,967)

Net income (loss)	$(1,249,728)	$103,585	$(1,411,064)	$917,353	$(2,720,875)

Net income (loss) per share
Basic	$(0.10)	$0.01	$(0.11)	$0.07
Diluted	$(0.10)	$0.01	$(0.11)	$0.07

Weighted average number of shares outstanding
Basic	12,551,115	12,546,115	12,551,115	12,537,873
Diluted	12,551,115	13,476,115	12,551,115	13,467,873

See accompanying notes to unaudited consolidated financial statements.

MESA ENERGY, INC.
(An Exploration Stage Company)
Consolidated Statement of Changes in Members’ and Stockholders’ Equity (Deficit)
For the Period from Inception (April 25, 2003) to June 30, 2009
(Unaudited)

		Common Stock
	Members’ Equity	Shares	Par Value	Additional Paid-in Capital	Accumulated Deficit During the Exploration Stage	Total Equity (Deficit)
Balances at April 25, 2003 (inception)	$-	-	$-	$-	$-	$-

Contributions	157,416	-	-	-	-	157,416

Net loss	(152,274)	-	-	-		(152,274)

Balances at December 31, 2003	5,142	-	-	-	-	5,142

Contributions	372,673	-	-	-	-	372,673

Draws	(70,000)	-	-	-	-	(70,000)

Imputed Interest	11,508	-	-	-	-	11,508

Net loss	(166,278)	-	-	-	-	(166,278)

Balances at December 31, 2004	153,045	-	-	-	-	153,045

Contributions	94,766	-	-	-	-	94,766

Imputed Interest	5,134	-	-	-	-	5,134

Net loss	(210,929)	-	-	-	-	(210,929)

Balances at December 31, 2005	42,016	-	-	-	-	42,016

Contributions	22,743	-	-	-	-	22,743

Net loss from January 1, 2006 to March 3, 2006	(50,495)	-	-	-	-	(50,495)

Merger with Mesa Energy, Inc. (Co.)	(14,264)	10,000,000	10,000	584,240	(579,976)	-

Fair value of options and warrants issued for services	-	-	-	19,075	-	19,075

Shares issued for cash	-	629,715	630	264,770	-	265,400

Net loss from March 4, 2006 to December 31, 2006	-	-	-	-	(338,074)	(338,074)

Balances at December 31, 2006		10,629,715	10,630	868,085	(918,050)	(39,335)

Shares issued for cash	-	416,400	416	207,784	-	208,200

Discount on convertible debt	-	-	-	187,427	-	187,427

Net loss	-	-	-	-	(506,940)	(506,940)

Balances at December 31, 2007	-	11,046,115	11,046	1,263,296	(1,424,990)	(150,648)

MESA ENERGY, INC.
(An Exploration Stage Company)
Consolidated Statement of Changes in Members’ and Stockholders’ Equity (Deficit)
For the Period from Inception (April 25, 2003) to June 30, 2009
(Unaudited)
(Continued)

	Members’ Equity	Shares	Par Value	Additional Paid-in Capital	Accumulated Deficit During the Exploration Stage	Total Equity (Deficit)

Balance at December 31, 2007	$-	11,046,115	$11,046	$1,263,296	$(1,424,990)	$(150,648)

Shares issued for purchase of stock of Poydras Energy	-	1,500,000	1,500	748,500	-	750,000

Warrants issued with sale of oil and gas property	-	-	-	31,071	-	31,071

Shares issued for legal fees	-	5,000	5	3,745		3,750

Net income	-	-	-	-	115,179	115,179

Balance at December 31, 2008	-	12,551,115	12,551	2,046,612	(1,309,811)	749,352

Net loss	-	-	-	-	(1,411,064)	(1,411,064)

Balance at June 30, 2009	$-	12,551,115	$12,551	$2,046,612	$(2,720,875)	$(661,712)

See accompanying notes to unaudited consolidated financial statements.

MESA ENERGY, INC.
(An Exploration Stage Company)
Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2009 and 2008
and the Period from Inception (April 25, 2003) to June 30, 2009
(Unaudited)

	2009	2008	Inception to June 30, 2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(1,411,064)	$917,353	$(2,720,875)
Adjustments to reconcile net income (loss) to net cash used by operating activities:
Loss on sale of Poydras Energy, LLC	1,151,997	-	1,151,997
Gain on sale of assets	-	(1,673,620)	(1,673,620)
Dry hole cost	-	-	466,066
Imputed interest	-	-	16,643
Amortization of debt discount	-	-	187,427
Depreciation, depletion, amortization, accretion and impairment expense	18,739	148	90,555
Share-based compensation	-	-	22,825
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	90,743	(68,682)	168,508
Accrued expenses - related parties	13,526	17,118	89,373
Advances from joint interest owners	-	300,000	300,000
CASH USED BY OPERATING ACTIVITIES	(136,059)	(507,683)	(1,901,101)

CASH FLOWS FROM INVESTING ACTIVITIES
Payment of cash for restricted certificate of deposit	-	-	(20,000)
Payments for oil and gas development costs	(202,088)	(81,196)	(2,209,826)
Payments made for asset retirement obligation	-	-	(6,494)
Cash acquired from purchase of Poydras Energy, LLC	-	1,326	1,326
Proceeds from sale of assets	-	2,450,000	2,562,500
Purchases of fixed assets	-	-	(5,203)
CASH PROVIDED (USED) BY INVESTING ACTIVITIES	(202,088)	2,370,130	322,303

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the sale of stock	-	-	473,600
Borrowings on debt from related parties	26,200	-	706,600
Borrowings on debt from third parties	-	-	250,000
Members contributions	-	-	647,598
Members distributions	-	-	(70,000)
Principal payments on debt from related parties	-	(241,500)	(429,000)
CASH PROVIDED (USED) BY FINANCING ACTIVITIES	26,200	(241,500)	1,578,798

NET CHANGE IN CASH	(311,947)	1,620,947	-

CASH AT BEGINNING OF PERIOD	311,947	27,443	-

CASH AT END OF PERIOD	$-	$1,648,390	$-

See accompanying notes to unaudited consolidated financial statements.

MESA ENERGY, INC.
(An Exploration Stage Company)
Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2009 and 2008
and the Period from Inception (April 25, 2003) to June 30, 2009
(Unaudited)
(Continued)

	2009	2008	Inception to June 30, 2009
Supplemental disclosures of cash flow information:
Cash paid for interest	$2,618	$22,508	$86,157
Cash paid for income taxes	$-	$-	$-

Non-cash investing and financing disclosures:
Accrued oil and gas development cost	$-	$101,885	$-
Sale of pipeline right-of-way for payables	$60,000	$-	$60,000
Note payable issued for purchase of Poydras Energy, LLC	$-	$100,000	$100,000
Common stock issued for purchase of Poydras Energy, LLC	$-	$750,000	$750,000
Warrants issued with the sale of oil and gas property	$-	$31,071	$31,071
Revision of asset retirement obligation	$266	$-	$8,506

See accompanying notes to unaudited consolidated financial statements.

MESA ENERGY, INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
(Unaudited)

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and nature of operations

Mesa Energy, Inc. was originally incorporated as North American Risk Management, Inc. on January 24, 2001 in the State of Colorado.  On February 13, 2006, the name was changed to Mesa Energy, Inc.  On March 3, 2006, Mesa Energy, Inc. was the surviving entity in a merger with Mesa Energy, LLC, a Texas limited liability company, which was formed April 25, 2003 to serve as an independent exploration and production company.  Subsequently, the company was reincorporated in the State of Nevada by merging into Mesa Energy, Inc., a Nevada corporation on March 13, 2006.

Mesquite Mining, Inc., was incorporated in Delaware on October 23, 2007.  Prior to the Merger (as defined below), its business was to engage in the acquisition and exploration of mining properties. On June 19, 2009, Mesquite Mining, Inc., filed a Certificate of Amendment to its Certificate of Incorporation which changed its name from Mesquite Mining, Inc., to Mesa Energy Holdings, Inc.  On August 31, 2009, Mesa Energy Acquisition Corp., a Nevada corporation formed on August 13, 2009, and a wholly owned subsidiary of Mesa Energy Holdings, Inc. merged with and into Mesa Energy, Inc. (the “Merger”). Mesa Energy, Inc., was the surviving corporation in the Merger. As a result of the Merger, Mesa Energy Holdings, Inc., discontinued its pre-Merger business and acquired the business of Mesa Energy, Inc., and will continue the existing business operations of Mesa Energy, Inc. as a publicly-traded company under the name Mesa Energy Holdings, Inc.

The Merger is being accounted for as a “reverse merger,” and Mesa Energy, Inc., is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Merger will be those of Mesa Energy, Inc., and will be recorded at the historical cost basis of Mesa Energy, Inc., and the consolidated financial statements after completion of the Merger will include the assets and liabilities of Mesa Energy, Inc., historical operations of Mesa Energy, Inc., and operations of the Mesa Energy Holdings, Inc., and its subsidiaries from the closing date of the Merger. As a result of the issuance of the shares of Common Stock pursuant to the Merger, a change in control of Mesa Energy Holdings, Inc., occurred as of the date of consummation of the Merger.

Mesa Energy, Inc. (hereinafter “Mesa”) is currently engaged primarily in the acquisition, development, and rehabilitation of oil and gas properties.

Mesa’s primary oil and gas operations are conducted through our wholly owned subsidiary, Mesa Energy Operating, LLC, a Texas limited liability company qualified as an operator in Texas, Oklahoma and Wyoming.

Basis of financial statement presentation

The accompanying unaudited interim consolidated financial statements have been prepared by Mesa Energy, Inc. in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The information furnished in the interim consolidated financial statements includes normal recurring adjustments and reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of such financial statements.  The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the unaudited interim consolidated financial statements that would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal year ended December 31, 2008, contained herein, have been omitted.

Mesa is an exploration stage company. The accompanying consolidated financial statements are prepared in accordance with SFAS No. 7, “Accounting and Reporting by Development Stage Enterprises”.

Principles of Consolidation

The consolidated financial statements include our accounts and those of our wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Earnings Per Share

Our earnings per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share reflects the potential dilution of securities, if any, that could share in the earnings of the Company and is calculated by dividing net income by the diluted weighted average number of common shares. The diluted weighted average number of common shares is computed using the treasury stock method for common stock that may be issued for outstanding stock options. The following is a reconciliation of basic and diluted earnings per share for the three and six months ended June 30, 2009 and 2008:

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Numerator:
Net income (loss) available to common shareholders	$(1,249,728)	$103,585	$(1,411,064)	$917,353

Denominator:
Weighted average shares - basic	12,551,115	12,546,115	12,551,115	12,537,873

Net income (loss) per share - basic	$(0.10)	$0.01	$(0.11)	$0.07

Dilutive effect of common stock equivalents:
Warrants	-	430,000	-	430,000
Convertible Debt	-	500,000	-	500,000

Denominator:
Weighted average shares - diluted	12,551,115	13,476,115	12,551,115	13,467,873

Net income (loss) per share - diluted	$(0.10)	$0.01	$(0.11)	$0.07

All warrants and convertible debts issued and outstanding were included in the computation of diluted earnings per share for 2008, and were not applicable for 2007.   In periods when losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

Recently issued accounting pronouncements

Except for pronouncements noted above, Mesa does not expect the adoption of recently issued or proposed accounting pronouncements to have a significant impact on Mesa results of operations, financial position or cash flow.

NOTE 2 – GOING CONCERN

As indicated in the accompanying consolidated financial statements, Mesa has incurred recurring losses from operations resulting in an accumulated deficit during the exploration stage of $2,720,875, has a working capital deficit of $374,989 as of June 30, 2009, and continues to have no source of recurring revenue.  These conditions raise substantial doubt as to Mesa’s ability to continue as a going concern.  To finance Mesa’s net losses, common stock has been sold and officers and directors have funded Mesa through notes payable.  There can be no assurance that additional stock can be sold or that the officers and directors will continue to make financing available to Mesa in the future.  The officers and directors are under no legal obligation to provide additional loans to the company.  In the event that the officers do not continue to make such loans; a source of recurring revenues is created; or that Mesa is able to raise funds from other sources, Mesa may be unable to continue to operate as a going concern.  The consolidated financial statements do not include any adjustments that might be necessary if Mesa is unable to continue as a going concern.

NOTE 3 – OIL AND GAS PROPERTIES

All of Mesa’s oil and gas properties are located in the United States.  No depletion expense was recorded during the period from inception through June 30, 2009 as no production or sales occurred.

The carrying values, net of impairment, at June 30, 2009 and December 31, 2008 of Mesa’s oil and gas properties were:

Prospect	June 30, 2009	December 31, 2008

Main Pass 35 Project	$-	$1,462,118
Coal Creek Prospect	196,039	206,085
International Paper #1 (“IP #1”)	-	129,611
Total	$196,039	$1,797,814

Costs excluded from amortization at June 30, 2009 were:

Year Incurred	Acquisition Costs	Exploration Costs	Impairment	Dry Hole Cost	Disposition of Properties		Total

2006 and prior	$236,963	$421,598	$-	$-	$		$658,561
2007	-	37,360	(27,140)	-			10,220
2008		1,595,099		(466,066)			1,129,033
2009	-	488,608	-			(2,090,383)	(1,601,775)
Total	$236,963	$2,542,665	$(27,140)	$(466,066)		$(2,090,383)	$196,039

Mesa holds oil and gas lease interests in Louisiana, Mississippi, and Oklahoma.  The leases are classified as “Properties not subject to amortization” in Mesa’s financial statements.  Mesa evaluates each of its properties upon completion of drilling and assessment of reserves to either classify as “Properties subject to amortization” or impair the properties.

Main Pass 35 Project – Plaquemines Parish, Louisiana

On January 1, 2008, Mesa Energy, Inc. acquired Poydras Energy Partners, LLC, a Louisiana operating company now known as Poydras Energy, LLC (“Poydras”), along with its principal asset, the Main Pass 35 Project.  The Project has been shut down since Hurricane Katrina.  The wells were undamaged but there was extensive damage to the processing facility.  Mesa owned a net working interest of 30% in the project.

Mesa expended $1,566,167 in development cost during the year ended December 31, 2008 and $436,037 in additional development costs during the first five months of 2009.  Mesa concluded that it did not have adequate resources to continue its development of the Main Pass Project and the IP #1 well.  Accordingly, on June 1, 2009, Mesa sold 100% of its member interest in Poydras Energy, LLC (“Poydras”) to St. Francisville Oil & Gas, LLC (“St. Francisville”).  St. Francisville agreed to assume all the assets and related liabilities of the Main Pass 35 Project and the IP #1 well, which amounted to $2,627,655 of assets and $1,475,658 of liabilities.  Mesa recognized a loss of $1,151,997 on the transaction as detailed in the table below.

Assets assumed by purchaser (St. Francisville):
Oil and gas properties	$2,026,825
Prepaid asset retirement cost	600,830
Total assets assumed	2,627,655

Liabilities assumed by purchaser:
Accounts payable	733,178
Recompletion deposits	300,000
Asset retirement obligation	442,480
Total liabilities assumed	1,475,658

Loss on sale of Poydras Energy, LLC	$(1,151,997)

Coal Creek Prospect, Sequoyah Co., Oklahoma

In December 2007, Mesa Energy, Inc. completed a “farm-out” transaction with Wentworth Operating Company of Edmond, OK, wherein Wentworth acquired Mesa’s pipeline right-of-way and planned to construct a natural gas gathering system and approximately three miles of pipeline to connect the Cook #1 and future wells to an Arkansas Oklahoma Gas Company (AOG) pipeline.  In addition, Wentworth agreed to fund, drill and complete the Gipson #1, a direct offset to the Cook #1.

Wentworth made an advance deposit of $30,000 against the acquisition price of $60,000 for the pipeline right-of-way with the balance payable out of net proceeds from the initial gas sales from Cook #1 and Gipson #1.  Upon completion of the work described above, Wentworth will earn an assignment of the pipeline right-of-way and a 70% working interest in the project.  Further development of up to five additional offset drilling locations is dependent upon the results of the Cook #1 and Gipson #1 wells.

In December 2008, a decision was made for the Gipson #1 well to be drilled to a depth to test the Hunton zone, and, accordingly, the agreement with Wentworth was amended and Wentworth would fund 100% of the drilling costs to the casing point on the Gipson #1 well.  Thereafter, the costs will be borne by the parties per their respective working interests.  Estimated billed completion prepayment funds for the Gipson #1 were sent from Mesa to Wentworth in March 2009, less $30,000 owed by Wentworth on the pipeline right of ways.

NOTE 4 – SHORT-TERM DEBT - RELATED PARTIES

At June 30, 2009, short-term debt consisted of two notes payable to related parties for cash loaned to Mesa.  These notes total $477,600, are payable to entities owned by the founders and bear interest at a rate of 6% per annum with principal and interest to mature on May 31, 2012.  During the six months ended June 30, 2009, proceeds in the amount of $26,200 was received as additional loans from these related parties.

NOTE 5 – CONVERTIBLE PROMISSORY NOTE

During 2007, Mesa borrowed $250,000 under a convertible note from a private investor and consultant to Mesa.  This note bears interest at 12% per annum and matured on September 30, 2007, but was extended until September 29, 2009.  The note provides the investor the right to convert any or all of the outstanding debt to Mesa Energy common shares, at $0.50 per share, any time prior to the maturity date.  Attached to the note are three year warrants for 300,000 common shares of Mesa Energy stock exercisable at $0.50 per share with an expiration date of September 29, 2009.

Mesa has evaluated the terms of the convertible note and attached warrants in accordance with EITF 98-5 and EITF 00-27.  The relative fair value of the warrants under the Black-Scholes option pricing model was $93,713, which was recorded as a debt discount on the convertible note and amortized using the effective interest method over the term of the note.  The parameters used in the Black-Scholes valuation model were: a risk-free interest rate of 4.62%; the current stock price on the date of issuance of $0.50 per common share; the exercise price of the warrants of $0.50 per share of common stock; an expected term of three years; volatility of 214.54% and an expected dividend yield of 0.0%.  Mesa also determined that the issuance of the warrants created a beneficial conversion feature.  Mesa recorded a discount of $93,714 to reflect the value of the beneficial conversion feature on the convertible debt on the date of issuance.  Utilizing the effective interest method, the value of the beneficial conversion feature has been completely amortized through the maturity date of the debt in accordance with EITF 00-27.  For the year ending December 31, 2007, a total of $187,427 was charged to interest expense associated with the amortization of the debt discount and the beneficial conversion feature.

NOTE 6 – ASSET RETIREMENT OBLIGATIONS

Asset retirement obligation activity for the six months ended June 30, 2009:

June 30, 2009

Asset retirement obligations at beginning of the period	$429,085
Obligation assumed from acquisition of Poydras	-
Obligation relieved from sale of Poydras	(442,480)
Payment of obligation for plugged wells	-
Accretion expense	18,591
Revision in cost estimates	266

Asset retirement obligations at end of the period	$5,462

Prepaid asset retirement cost of $600,830, as of December 31, 2008, represents the amount previously paid in cash to the state of Louisiana based on an estimate using present values to plug and abandon the Main Pass prospect.  The asset retirement liability was calculated as the prepaid cost of $600,830 adjusted to future cost using an inflation factor over the projected life of the Main Pass prospect.  The adjusted future cash flows were then discounted using a present value factor resulting in the $399,034 asset retirement liability.  This liability will be accreted over the life of the prospect to future cash flows projected upon plugging and abandonment of the prospect.

The total prepaid asset retirement cost of $600,830 and the related asset retirement obligation of $442,480 was transferred on June 1, 2009, to St. Francisville Oil & Gas, LLC with the transfer of all the assets and liabilities of Poydras Energy, LLC.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Mesa is not currently involved in any pending legal proceedings.

NOTE 8 – STOCKHOLDERS’ EQUITY

On March 3, 2006, Mesa Energy, LLC, merged with Mesa Energy, Inc., a Colorado corporation.  Mesa Energy, Inc. (Colorado) (formerly known as North American Risk Corporation, Inc.) issued 9,100,000 shares in exchange for all of the assets and liabilities of Mesa Energy, LLC.

On March 13, 2006, the combined entity merged with Mesa Energy, Inc., a Nevada corporation, and Mesa Energy, Inc. (Nevada) issued 900,000 shares of common stock on a 1:1 basis to Mesa Energy, Inc. (Colorado).

Neither new entity had any assets, liabilities or operations.  Both of the above transactions were accounted for as recapitalizations of Mesa.

During the year ended December 31, 2006, Mesa issued 629,715 shares of common stock for cash proceeds of $265,400 in a series of transactions.  Mesa also issued 30,000 warrants for services with an exercise price of $0.50 and an expiration date of December 15, 2009.  The options and warrants were valued at $19,075 using the Black-Scholes Option Pricing Model.

During the year ended December 31, 2007, Mesa issued 416,400 shares of common stock for cash proceeds of $208,200.

Effective January 1, 2008, Mesa issued 1,500,000 shares of common stock to entities controlled by David L. Freeman in exchange for a 50% member interest in Poydras.

On January 17, 2008, Mesa granted 100,000 warrants to the Sharon Wilensky Revocable Trust, an affiliate of Roky Operating, LLC, as additional consideration in connection with Roky’s acquisition of a 40% working interest in an oil and gas property from Mesa.  Mesa determined the relative fair value of the warrants under the Black-Scholes valuation model to be $31,071, which was recorded as additional oil and gas properties in the Main Pass 35 Project.  The parameters used in the Black-Scholes valuation model were:  a risk-free interest rate of 2.46%; the current stock price on the date of issuance of $0.50 per common share; the exercise price of the warrants of $0.50 per share of common stock; an expected term of three years; volatility of 98.65% and an expected dividend yield of 0.0%.

On March 20, 2008, Mesa’s Articles of Incorporation were amended to increase its total number of authorized common shares to 100,000,000 and to establish 10,000,000 authorized preferred shares.

On August 1, 2008, Mesa sold and issued 5,000 shares of its restricted common stock to a third-party consultant at $0.75 per share for total consideration of $3,750 in connection with his consulting services to Mesa related to the proposed Reg A offering referenced above.

NOTE 9 – SUBSEQUENT EVENTS

On August 31, 2009, Mesa Energy Holdings, Acquisition Sub, and Mesa, entered into a merger agreement and pursuant to which Acquisition Sub merged with and into Mesa, which became a wholly-owned subsidiary of Mesa Energy Holdings.

On August 31, 2009, all of the 12,981,115 issued and outstanding shares of Mesa’s common stock immediately prior to the closing of the merger, which included 430,000 shares of Mesa’s common stock issued upon the closing of the merger in exchange for outstanding warrants to purchase 430,000 shares of Mesa’s common stock, was converted into shares of Mesa common stock.  As a result, an aggregate of 25,035,700 shares of Mesa Energy Holdings common stock were issued to the holders of Mesa’s common stock.  The merger will be treated as a recapitalization of Mesa for financial accounting purposes.

In the merger agreement, Mesa agreed to enter into an agreement with an investor relations firm to provide investor relations services to Mesa, pursuant to which Mesa will agree to deliver 1,000,000 shares of common stock valued at $0.25 per share, of which 70,000 of those shares have been issued, and 930,000 have been issued and are being held in escrow.

On August 31, 2009, proceeds of $500,000 were received for the issuance of a convertible note bearing interest at 10%, a conversion rate of $0.25 per share, and due on August 31, 2011.

MESA ENERGY HOLDINGS, INC.
(An Exploration Stage Company)
PRO FORMA COMBINED BALANCE SHEET
(UNAUDITED)

	Mesa Energy, Inc.	Mesa Energy Holdings	Pro forma Adjustments		Pro Forma
	30-Jun-09	30-Jun-09	30-Jun-09		Combined
ASSETS
Current assets
Cash and cash equivalents	$-	$518	$(518)	(5)	$-
Restricted cash	20,000	-	-		20,000

Deferred financing cost, current	-	-	55,671	(7)	55,671
TOTAL CURRENT ASSETS	20,000	518	55,153		75,671

Oil and gas properties, using successful efforts accounting
Oil and gas properties	196,039	-	380,000	(7)	576,039
Net oil and gas properties	196,039	-	380,000		576,039

Furniture and equipment, less accumulated depreciation	300	-	-		300
Deferred financing cost	-	-	55,670	(7)	27,835
			(27,835)	(8)
TOTAL ASSETS	$216,339	$518	$462,988		$679,845

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$55,616	$9,949	$(9,949)	(5)	$176,290
			25,000	(9)
			95,674	(7)
Accrued expenses - related parties	89,373	-	-		89,373
Notes payable-related parties	477,600	-	-		477,600
Convertible debt	250,000	-	500,000	(7)	750,000
TOTAL CURRENT LIABILITIES	872,589	9,949	610,725		1,493,263

Non-current liabilities
Asset retirement obligations	5,462	-	-		5,462
TOTAL LIABILITIES	878,051	9,949	610,725		1,498,725

Commitments and contingencies	-	-	-		-

Stockholders’ Deficit
Preferred stock	-	-	-		-
Common stock	12,551	250	(12,551)	(1)	4,004
			3,250	(2)
			2,504	(3)
			7	(4)
			(2,100)	(10)
			93	(11)

Additional paid-in capital	2,046,612	39,750	12,551	(1)	1,968,326
			(3,250)	(2)
			(2,504)	(3)
			17,493	(4)
			(40,000)	(6)
			(104,333)	(7)
			2,100	(10)
			232,407	(11)
			(232,500)	(11)

Accumulated deficit during the exploration stage	(2,720,875)	(49,431)	(17,500)	(4)	(2,786,210)
			9,431	(5)
			40,000	(6)
			(27,835)	(8)
			(37,500)	(9)

TOTAL STOCKHOLDERS’ DEFICIT	(661,712)	(9,431)	(142,737)		(813,880)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$216,339	$518	$462,988		$679,845

(1)  To eliminate common stock of Mesa Energy, Inc.
(2)  Record 14 to 1 forward stock split.
(3)  Exchange of Mesa Energy Holdings stock for all of Mesa Energy’s outstanding common shares.
(4)  Issuance of  common shares to investor relations firm for services issued at $0.25 per share.
(5)  Assumption of assets and liabilities of Mesquite Mining by buyer.
(6)  To eliminate Mesa Energy Holdings accumulated deficit.
(7)  To record private placement offering of convertible debt and use of proceeds.
(8)  Amortization of deferred financing cost on convertible debt placement.
(9)  Interest expense on convertible debt.
(10) Cancellation of Mesa Energy Holdings common shares per Split-Off Agreement.
(11) Shares issued and held in escrow account for investor relations firm’s future services valued at $0.25 per share.

MESA ENERGY HOLDINGS, INC.
PRO FORMA COMBINED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDING JUNE 30, 2009
(UNAUDITED)

	Mesa Energy, Inc.	Mesa Energy Holdings	Pro Forma Adjustments		Pro Forma Combined
Revenues	$-	$-	$-		$-

Operating expenses
Exploration cost	83,125	-	-		83,125
Depreciation, depletion, amortization, accretion, and impairment	18,739		-		18,739
General and administrative expenses	136,801	18,388	17,500	(4)	172,689
Loss on sale of Poydras Energy, LLC	1,151,997	-	-		1,151,997
Total operating expenses	1,390,662	18,388	17,500		1,426,550

Loss from operations	(1,390,662)	(18,388)	(17,500)		(1,426,550)

Other income (expenses)
Interest expense	(28,644)	-	(27,835)	(8)	(81,479)
			(25,000)	(9)
Interest income	617	-	-		617
Other income	7,625	-	-		7,625
Total other expense	(20,402)	-	(52,835)		(73,237)

Net loss	$(1,411,064)	$(18,388)	$(70,335)		$(1,499,787)

MESA ENERGY HOLDINGS, INC.
PRO FORMA COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDING DECEMBER 31, 2008
(UNAUDITED)

	Mesa Energy, Inc.	Mesa Energy Holdings, Inc.	Pro Forma Adjustments		Adjusted Pro Forma Totals

Revenues	$-	$-	$-		$-

Operating expenses
Exploration cost	37,412	6,500	-		43,912
Dry hole cost	466,066	-	-		466,066
Depreciation, depletion, amortization, accretion, and impairment	39,100	-	-		39,100
General and administrative expenses	974,826	16,050	17,500	(1)	1,008,376
Gain on sale of oil and gas properties	(1,673,620)	-	-		(1,673,620)
Total operating expenses	(156,216)	22,550	17,500		(116,166)

Income (loss) from operations	156,216	(22,550)	(17,500)		116,166

Other income (expenses)
Interest expense	22,104	-	55,670	(2)	127,774
			50,000	(3)
Interest income	(63,820)	-	-		(63,820)
Other income	679	-	-		679
Total other expense	(41,037)	-	105,670		64,820

Net income (loss)	$115,179	$(22,500)	$88,170		$180,799

(1)	Issuance of common shares to investor relations firm for services issued at $0.25 per share.

(2)	Amortization of deferred financing cost on convertible debt placement.

(3)	Interest expense on convertible debt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mesa Energy Holdings, Inc.

Dated: September 2, 2009	By:	/s/ Randy M. Griffin
Name: Randy M. Griffin
Title: Chief Executive Officer